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                                                                       Exhibit 2




                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                        DSC COMMUNICATIONS CORPORATION,

                              NKT HOLDING A/S, and

                               NKT ELEKTRONIK A/S





                          Dated as of October 20, 1994
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                           STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of October 20, 1994, by and among DSC COMMUNICATIONS CORPORATION, a Delaware corporation ("Acquiror"), NKT HOLDING A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Seller"), and NKT ELEKTRONIK A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company").

         Seller owns all of the outstanding capital stock of the Company.

         This Agreement contemplates a transaction in which the Acquiror will acquire from Seller, and Seller will sell to the Acquiror, all of the outstanding capital stock of the Company at a purchase price stated herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.


                                  ARTICLE I
                                STOCK PURCHASE

         SECTION 1.01.  STOCK PURCHASE.

         On the terms and subject to the conditions contained in this Agreement, Seller shall sell, assign, transfer, convey and deliver to Acquiror, and Acquiror shall purchase, acquire and accept for delivery from Seller, all of the outstanding shares of common stock, DKK 1000 par value per share of the Company (the "Company Common Stock") for the consideration specified below in this Section 1.01 (the "Stock Purchase"). The Acquiror agrees to pay to the Seller at the Closing One Hundred Forty-Five Million United States Dollars (US$ 145,000,000.00) plus or minus the amount of any adjustment provided in Section
1.04 hereof (the "Purchase Price").

         SECTION 1.02.  CLOSING.

         Subject to the terms and conditions of this Agreement, the closing of the Stock Purchase and the other transactions described herein (the "Closing") will take place on November 15, 1994, or as soon as practicable after satisfaction of the latest to occur or, if permissible, waiver of the conditions set forth in Article VII hereof, at the offices of the Seller, Brondby, Denmark, unless another date or place is agreed to in writing by the parties hereto (the date on which the Closing occurs being referred to herein as the "Closing Date"). At the Closing, (i) the Seller will deliver to Acquiror the various certificates, instruments, and documents referred to in this Agreement, (ii) Acquiror will deliver to the Seller the various certificates, instruments, and documents




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referred to in this Agreement, (iii) the Seller will deliver to Acquiror stock certificates representing all of the outstanding shares of Company Common Stock, endorsed in blank or accompanied by duly executed assignment documents, and (iv) Acquiror will deliver to the Seller the Purchase Price less the Escrowed Amount (as defined below) by wire transfer to an account of Seller at Den Danske Bank in Copenhagen, Denmark, to be designated by Seller at least five days prior to Closing.

         SECTION 1.03.  ESCROW.

         (a) Prior to the Closing, Acquiror, Seller and Den Danske Bank, Copenhagen, Denmark, or another mutually acceptable financial institution (the Escrow Agent") shall enter into an Escrow Agreement (herein so called) substantially in the form of Exhibit A attached hereto, whereby Acquiror and Seller shall agree that the Escrowed Amount shall be deposited into and held in escrow under and pursuant to the Escrow Agreement.

         (b) "Escrowed Amount" shall be an amount equal to seven percent (7%) of the Purchase Price.

         SECTION 1.04.  PURCHASE PRICE ADJUSTMENT.

         The Purchase Price shall be adjusted as provided in this Section 1.04. Attached as Schedule 1.04 is an unaudited September 30, 1994 balance sheet of the Company and its consolidated subsidiaries, which also depicts pro forma adjustments as of September 30, 1994 to eliminate the Excluded Businesses and Excluded Assets and to make certain other agreed adjustments, resulting in the Adjusted Balance column (the "Pro Forma Balance Sheet") depicted on said Schedule. If the Shareholders' equity shown on the Pro Forma Balance Sheet is not properly stated in accordance with Danish GAAP (as herein defined). The Purchase Price will be adjusted downward or upward in an amount equal to the amount of any changes in shareholders equity.

                 (a) Prior to the Closing Date, the Seller shall cause Deloitte & Touche to audit the Pro Forma Balance Sheet and to prepare and deliver to the Seller and Acquiror a draft report thereon (the "Draft Pro Forma Balance Sheet") prepared by Deloitte & Touche in accordance with Danish accounting principles ("Danish GAAP") applied on a basis consistent with the preparation of the 1993 Audited Balance Sheet (as hereinafter defined) (i) as if the Company's fiscal year had ended September 30, 1994; (ii) with the deferred tax accounts as of September 30, 1994 and expense for Taxes for the nine-month period ended September 30, 1994 calculated on the basis that the Company is not jointly taxed with the NKT Group for such period for purposes of calculating liabilities in respect of Taxes and that the Company and the Continuing Subsidiaries are jointly taxed, and (iii) giving effect on a pro forma basis to transfers of the Excluded Businesses and the Excluded Assets to be made prior to Closing in the manner directed





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by Seller. The Draft Pro Forma Balance Sheet shall contain explanatory notes regarding the effect of adjustments made pursuant to clauses (i) through (iii) above. Deloitte & Touche shall conduct the audit in accordance with Danish auditing standards as though the Company's fiscal year had ended on September 30, 1994.

                 (b) If the Acquiror has any objections to the Draft Pro Forma Balance Sheet, it will deliver a detailed statement describing its objections to the Seller within 7 days after receipt thereof. The Acquiror and the Seller will use reasonable efforts to resolve any such objections themselves. If the Acquiror and Seller do not obtain a final resolution within 5 days after the Seller has received the statement of objections, however, the Acquiror and the Seller will select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Acquiror and the Seller are unable to agree on the choice of an accounting firm, they will select an internationally-recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected shall be made using the same accounting principles and practices applied by Deloitte & Touche and will be set forth in writing and will be conclusive and binding upon the parties. The Seller will revise the Draft Pro Forma Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 1.04. The "Audited Pro Forma Balance Sheet" shall mean the Draft Audited Pro Forma Balance Sheet together with any revisions thereto pursuant to this Section 1.04.

                 (c) In the event the Acquiror and Seller submit any unresolved objections to an accounting firm for resolution as provided in Section 1.04(b) above, the Acquiror and the Seller will share responsibility for the fees and expenses of the accounting firm as follows:

                          (i) if the accounting firm resolves all of the
                 remaining objections in favor of the Acquiror (the shareholders' equity as if so determined is referred to herein as the "Low Value"), the Seller will be responsible for all of the fees and expenses of the accounting firm;

                          (ii) if the accounting firm resolves all of the
                 remaining objections in favor of the Seller (the shareholders' equity as if so determined is referred to herein as the "High Value"), the Acquiror will be responsible for all of the fees and expenses of the accounting firm; and

                          (iii) if the accounting firm resolves some of the
                 remaining objections in favor of the Acquiror and the rest of the remaining objections in favor of the Seller (the shareholders' equity so determined is referred to herein as the "Actual Value"), the Seller will be





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                 responsible for that fraction of the fees and expenses of the accounting firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value, and the Acquiror will be responsible for the remainder of the fees and expenses.

                 (d) The Seller will make the work papers and back-up materials used in preparing the Draft Pro Forma Balance Sheet, and the books, records, and financial staff of the Company and the Company's Continuing Subsidiaries, available to the Acquiror and its accountants and other representatives at reasonable times and upon reasonable notice at any time during (i) the preparation by the Seller of the Draft Pro Forma Balance Sheet, (ii) the review by the Acquiror of the Draft Pro Forma Balance Sheet, and (iii) the resolution by the parties of any objections thereto.


                                   ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY

         For purposes of this Article II, references to the Company shall be deemed to include the Continuing Subsidiaries. Except as set forth in the Disclosure Schedule delivered by Seller to Acquiror prior to the execution and delivery of this Agreement (the Company Disclosure Schedule"), which identifies exceptions by specific Section references, Seller hereby represents and warrants to Acquiror as follows (provided, however, that the following representations and warranties do not apply with respect to the Excluded Businesses or the Excluded Assets):

         SECTION 2.01.  ORGANIZATION AND QUALIFICATION.

         The Company and each of the Continuing Subsidiaries are corporations duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation, have all requisite corporate or other power and authority to own, lease and operate their properties and to carry on their business as it is now being conducted and are duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by them or the ownership or leasing of their properties makes such qualification necessary, except where the failure would not have a Company Material Adverse Effect.

         SECTION 2.02.  ORGANIZATIONAL DOCUMENTS.

         The Company has heretofore furnished or made available to Acquiror complete and correct copies of the current resume of the Danish Commerce and Companies Agency ("DCCA") which reflects the current Articles of Association of the Company and all other organizational documents of the Company and each of its subsidiaries, each as amended or restated and currently in effect. Neither the Company nor any of the Continuing Subsidiaries is in





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violation of any of the provisions of such organizational documents, except for violations which would not have a Company Material Adverse Effect.

         SECTION 2.03.  CAPITALIZATION; SUBSIDIARIES.

                 (a) Authorized and Outstanding Capital. The share capital of the Company amounts to DKK 101,100,000.00 represented by 101,100 shares of Company Common Stock, all of which are duly authorized, validly issued, fully paid and non-assessable and which were not issued in violation of any preemptive rights created by statute, the Company's organizational documents or any agreement to which the Company is a party or is bound; (y) no shares of Company Common Stock were held in the treasury of the Company; and
(z) no shares of Company Common Stock were reserved for any purpose. Except as set forth above, there are no other authorized shares of capital stock. Each of the outstanding shares of capital stock of the Company was issued in compliance in all material respects with all applicable laws concerning the issuance of securities.

                 (b) No Investments. The Company does not directly or indirectly own, nor has the Company agreed to purchase or otherwise acquire, any of the capital stock of, or other equity interests in, or any interest convertible into or exchangeable or exercisable for, capital stock of, or other equity interests in, any corporation, partnership, joint venture or other business association or entity which interests or stock in such entity represents 5% or more of the total outstanding interests or stock of such entity other than the subsidiaries or entities of the Company described in
Section 2.03 of the Company Disclosure Schedule. There are no agreements, arrangements or commitments of any character (contingent or otherwise) pursuant to which any person is or may be entitled to receive any of the revenues or earnings, or any payment based thereon or calculated in accordance therewith, of the Company.

                 (c)      Subsidiaries. Section 2.03 of the Company
Disclosure Schedule sets forth for each subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Either the Company or one of its subsidiaries holds of record and owns beneficially all of the outstanding shares of each subsidiary of the Company as depicted on Section 2.03 of the Company Disclosure Schedule, free and clear of any restrictions on transfer, Tax liens, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or





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authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any of its subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its subsidiaries or that could require any subsidiary of the Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Continuing Subsidiary of the Company. There are no proxies, or other agreements or understandings with respect to the voting of any capital stock of any continuing subsidiary of the Company. Except as set forth in Section 2.03 of the Company Disclosure Schedule, none of the Company and its subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a subsidiary of the Company and which participation is 5% or greater of the total outstanding equity participation in such entity.

                 (d) Ownership of Company Common Stock. Seller is the true and lawful owner, of record and beneficially, of all of the Company's share capital, and at Closing, all shares of Company Common Stock shall be free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances. None of the shares of Company Common Stock are subject to any outstanding options, warrants, calls, or similar rights of any other person to acquire the same; none of the shares of Company Common Stock are subject to any restrictions on transfer thereof; and Seller has the full power and authority to convey, and will convey to Acquiror at Closing, good and marketable title to the shares of Company Common Stock free and clear of any liens, restrictions, security interests, claims, rights of another, or encumbrances.

         SECTION 2.04.  AUTHORITY.

         The Company and Seller each have the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and Seller and the consummation by the Company and Seller of the transactions contemplated hereby have been duly authorized by the Boards of Directors of the Company and Seller, respectively, and no other corporate proceedings on the part of the Company or Seller are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and Seller and, assuming the due authorization, execution and delivery by Acquiror, constitutes legal, valid and binding obligations of the Company and Seller, enforceable against each in accordance with its terms, except as may be subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or





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similar Laws affecting creditors' rights generally and subject to the effect of general principles of equity (whether considered in a proceeding in equity or at law) (collectively, the "Bankruptcy and Equity Exception").

         SECTION 2.05.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) The execution and delivery of this Agreement by Seller and the performance of this Agreement by the Seller and the Company shall not, subject to (x) obtaining the consents, approvals, authorizations and permits of, and making filings with or notifications to, any governmental, quasi-governmental or regulatory authority, domestic or foreign ("Governmental Entities") described in Section 2.05(b) of the Company Disclosure Schedule, and
(y) obtaining the consents, approvals, authorizations or permits described in
Section 2.05(b) of the Company Disclosure Schedule, (i) conflict with or violate the organizational documents of Seller or the Company or any subsidiary of the Company, (ii) conflict with or violate any law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to Seller or the Company or any subsidiary of the Company or by which any of their material properties are bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller or the Company or any subsidiary of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller or the Company or any subsidiary of the Company is a party or by which Seller or the Company or any subsidiary of the Company or any of their material properties are bound or affected ("Third Party Contracts") and which are listed in Section 2.11 of the Company Disclosure Schedule (or indicated thereon as material contracts that have not been listed) and which breach or default (together with all other such breaches or defaults) would have a Company Material Adverse Effect.

                 (b) The execution and delivery of this Agreement by Seller and the Company do not, and the performance of this Agreement by Seller and the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities or third parties pursuant to any Third Party Contracts except (i) the consents, approvals, authorizations or permits described in Section 2.05(b) of the Company Disclosure Schedule, or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not adversely affect the ability of Seller and the Company to consummate, or prevent or delay the consummation of, the transactions contemplated by this Agreement.





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         SECTION 2.06.  PERMITS; COMPLIANCE.

                 (a) The Company and the Continuing Subsidiaries possess all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary for the Company and its subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits") except where the failure to possess such Company Permits would not have a Company Material Adverse Effect. The Company has taken no action which would render any of the Company Permits to be invalid, and no suspension or cancellation of any of the Company Permits is pending or, to the Company's knowledge, threatened. Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, any Law applicable to the Company or any of its subsidiaries or by which any of their material properties are bound or affected or any of the Company Permits, except where such conflict, default, or violation would not have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries has failed to remedy any such previously existing conflict, default or violation, except where such failure to remedy would not have a Company Material Adverse Effect. Since December 31, 1992, neither the Company nor any of its subsidiaries has received written or oral notice from any Governmental Entity of any such conflict, default or violation which has not been corrected or which cannot be corrected in the ordinary course without material cost.

                 (b) The Company and the Continuing Subsidiaries have filed all forms, reports, statements, and other documents required to be filed with any Governmental Entities, except where the failure to file such forms, reports, statements or other documents under this paragraph (b) would not have a Company Material Adverse Effect; provided, that this representation shall not apply to matters addressed in Section 2.12 or 2.13, which shall be governed by such Section 2.12 or 2.13, respectively.

         SECTION 2.07.  FINANCIAL INFORMATION; BOOKS AND RECORDS.

                 (a) The Company has caused to be prepared in accordance with Danish GAAP (i) its 1993 and 1992 Annual Accounts, which includes consolidated balance sheets, as of December 31, 1993 and 1992, of the Company and its consolidated subsidiaries (the "Audited Balance Sheets") and the related consolidated profit and loss accounts and consolidated cash flow analysis of the Company and its consolidated subsidiaries for each of the two fiscal years ended December 31, 1993 and 1992 (the Audited Balance Sheets and such profit and loss accounts, cash flow analysis and related notes and schedules being hereinafter referred to collectively as the "Audited Accounts"), and (ii) the unaudited consolidated balance sheet and the related unaudited consolidated profit and loss account for the nine month period ended September 30, 1994 (such interim financial statements being hereinafter referred to collectively as the "Unaudited Accounts" and, collectively with the





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Audited Accounts, the "Financial Statements"). A true and complete copy of each of the Financial Statements has been delivered to Acquiror and is included as Section 2.07 to the Company Disclosure Schedule. The Audited Accounts have been audited by Deloitte & Touche. Once the Audited Pro Forma Balance Sheet exists, it shall be deemed substituted for the unaudited balance sheet contained in the Unaudited Accounts for the purposes of this Section 2.07 and in Section 2.08 (except for contingent liabilities).

                 (b) The Financial Statements (i) have been prepared from the books and records of the Company and (ii) fairly present in all material respects the financial position of the Company and the results of its operations and its cash flows as of and for the respective time periods in conformity with Danish GAAP applied on a consistent basis, except that the Unaudited Accounts (prior to substitution of the Pro Forma Balance Sheet) are subject to normal year-end adjustments, the absence of footnotes and other presentation discrepancies. The Financial Statements are deemed to fairly present in all material respects the financial position of the Company and the results of its operations and its cash flows if and to the extent such Financial Statements were prepared in conformity with Danish GAAP.

                 (c) The financial books and records of the Company have been maintained in accordance with reasonable business practices.

         SECTION 2.08.  ABSENCE OF UNDISCLOSED LIABILITIES.

         The Company has no liabilities or obligations (whether accrued, absolute or contingent), including but not limited to liabilities for Taxes (as defined in Section 2.12(d)), that are not reflected or accrued on, or reserved against in or reflected in, the Unaudited Accounts except for liabilities or obligations incurred since September 30, 1994, in the ordinary course of business and consistent with past practice and except for liabilities or obligations which do not have a Company Material Adverse Effect.

         SECTION 2.09.  ABSENCE OF CERTAIN CHANGES OR EVENTS.

         Except as contemplated hereby, (a) since September 30, 1994, the Company and its subsidiaries have conducted its business only in the ordinary course and in a manner consistent with past practice, and (b) since September 30, 1994, there has not been: (i) any damage, destruction or loss (not covered by insurance) with respect to any material physical asset of the Company or any of its Continuing Subsidiaries; (ii) any change by the Company in its accounting methods, principles and practices, except any such change after the date of this Agreement required by a change in Danish GAAP adopted after the date of this Agreement; (iii) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's





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securities or any other payment (excluding those for goods, services and rent consistent with past practices) by the Company to any of its affiliates (excluding the Company's Continuing Subsidiaries); (iv) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to directors, officers or employees of the Company or any of its subsidiaries, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice to employees of the Company or any of its subsidiaries; (v) any transaction or contract material to the Company, or any commitment to do the same, entered into by the Company other than in the ordinary course of business and consistent with past practice; (vi) any transfer, mortgage, pledge, encumbrance or disposition by the Company or any of its subsidiaries of any of their assets, other than in the ordinary course of business and consistent with past practice; (vii) any cancellation or writing off as worthless and uncollectible any inventory, debt, note or account receivable of the Company or any of its subsidiaries other than in the ordinary course of business; (viii) any receipt by the Company or any of its subsidiaries of written or oral notice that any contract, agreement or arrangement the cancellation of which would have a Company Material Adverse
Effect, to which it is a party has been or may be canceled;   (ix) any
individual capital expenditure by the Company or any of its subsidiaries or commitment to make such capital expenditure in excess of DKK 1,300,000; (x) any payment or incurring of liability to pay any Taxes, assessments, fees, penalties, interest or other governmental charges, other than those arising and discharged or to be discharged in the ordinary course of business and consistent with past practice; (xi) any loans in excess of DKK 1,000,000 made by the Company or any of its subsidiaries to any person or entity (other than by the Company to a subsidiary or vice versa), including but not limited to, any employee, officer or director of the Company or any of its subsidiaries;
(xii) any incurring of indebtedness by the Company or any of its subsidiaries for borrowed money or commitment by the Company or any of its subsidiaries to borrow money other than in the ordinary course of business; (xiii) a Company Material Adverse Effect; or (xiv) authorization, approval, agreement or commitment by the Company or any of its subsidiaries to take any action described in clauses (i) through (xiii) above.

         SECTION 2.10.  ABSENCE OF LITIGATION.

                 (a) There is no claim, action, suit, litigation, proceeding, arbitration, or investigation of any kind to which the Company or any of its subsidiaries are a party, at law or in equity (including actions or proceedings seeking injunctive relief),





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pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or any of their respective assets.

                 (b) Neither the Company nor or any of its subsidiaries is subject to any consent decree, settlement agreement or other similar written agreement with, or continuing order or, to the Company's knowledge, investigation by, any Governmental Entity, or any judgment, order, writ, injunction, decree or award of any Governmental Entity or arbitrator, including, without limitation, cease-and-desist or other orders, in each case in this paragraph (b) which relates to the business conducted by the Company or any of its subsidiaries or is otherwise applicable to the Company or any of its subsidiaries or to any of their officers or directors in connection with the business conducted by the Company or any of its subsidiaries.

         SECTION 2.11.  CONTRACTS; NO DEFAULT.

                 (a) Section 2.11(a) of the Company Disclosure Schedule sets forth as of the date of this Agreement a list of each contract or agreement of the Company and its Continuing Subsidiaries in effect on the date hereof (together with the contracts and agreements listed in Section 2.11(b) of the Company Disclosure Schedule and the contracts and agreements not so listed but referred to therein as material contracts not so listed, the "Company Contracts"):

                    (i) involving an aggregate payment or commitment by the Company or any third party per contract or agreement of more than a commitment of DKK 3,000,000 during the 12-month period ending September 30, 1994 or more than DKK 3,000,000 during the remaining term thereof from and after the date hereof;

                   (ii) concerning a partnership or joint venture with another person;

                  (iii) concerning employment or consulting arrangements with the Company's (A) directors or officers, (B) employees other than the officers and directors of the Company providing for annual compensation in excess of DKK 350,000 to such persons, or (C) providing for severance payments to any such directors, officers or employees and which are listed in the immediately preceding clause
         (B).

                   (iv) involving agreements or commitments with any Governmental Entity (other than for the sale and purchase of goods or services in the ordinary course of business);

                    (v) (A) involving any contract with independent contractors or consultants (or similar arrangements) for the development, directly or indirectly, of intellectual property





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         or any rights thereto and involving a reasonably expected aggregate payment or commitment of more than DKK 300,000 for the 12-month period ended September 30, 1994 or DKK 300,000 during the remaining term thereof from and after the date of this Agreement and which are not cancelable without penalty or without payment and (B) involving any contract with independent contractors or consultants (or similar arrangements) for other than the development of intellectual property or rights thereto and involving a reasonably expected aggregate payment or commitment of more than DKK 1,300,000 for the 12-month period ended September 30, 1994 or DKK 1,300,000 during the remaining term thereof from and after the date of the Agreement and which are not cancelable without penalty or without payment;

                   (vi) involving any distributor or manufacturer's representative, sales agency, data processing or insurance brokerage agreements which are not cancelable without penalty upon thirty or fewer days' notice;

                  (vii) involving commitments for uncompleted capital expenditures in excess of DKK 1,300,000 for any single project;

                 (viii) involving agreements or instruments relating to the extension of credit not in the ordinary course of business and consistent with past practice;

                   (ix) involving agreements of guaranty by the Company and the Continuing Subsidiaries in respect of any obligation for borrowed money or otherwise (except for the benefit of the Company's Continuing Subsidiaries);

                    (x) with any affiliate of the Company (excluding the Company's Continuing Subsidiaries);

                  (xi) involving all other contracts, agreements, commitments, or arrangements (including arrangements with sole source suppliers) whether or not made in the ordinary course of business which are material to the Company or the conduct of its business or the absence of which would have a Company Material Adverse Effect; and

                 (xii) involving the purchase, sale or hedge of foreign exchange, commodities or similar matters.

The Company has made available to Acquiror, or given access to Acquiror to inspect, copies of all written Company Contracts (including all amendments thereto). Section 2.10(a) of the Company Disclosure Schedule includes a description of all material terms of all unwritten Company Contracts.

                 (b) Section 2.11(b) of the Company Disclosure Schedule lists each contract or agreement to which the Company or any of its subsidiaries is a party limiting the right of the Company or any of its subsidiaries prior to the Closing Date, or Acquiror or any of its affiliates at or after the Closing Date, to engage in, or to compete with any person in, any business, including each contract or agreement containing exclusivity provisions restricting the geographical area in which, or the method by which, any business may be conducted by the Company or any of its subsidiaries prior to the Closing Date, or Acquiror or any of its affiliates after the Closing Date.

                 (c) Each Company Contract, and each other contract or agreement of the Company which would have been required to be disclosed in
Section 2.11(a) of the Company Disclosure Schedule had such contract or agreement been entered into prior to the date of this Agreement, is in full force and effect and is a legal, valid and binding contract or agreement of the Company (subject to the Bankruptcy and Equity Exception) and there is (i) no default (or any event which, with the giving of notice or lapse of time or both, would be a default) by the Company or any other party, in the timely performance of any obligation to be performed or paid under any of the Company Contracts or any such other contract or agreement which is likely to result in a Company Material Adverse Effect, (ii) to the Company's knowledge, no threat of cancellation or termination of any Company Contract, or (iii) no written or oral modification or amendment and there exists no ongoing negotiations in respect of a material change to any Company Contract, except as specifically described in Section 2.11(a) of the Company Disclosure Schedule.

         SECTION 2.12.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

                 (a) Section 2.12(a) of the Company Disclosure Schedule lists each employee benefit plan, program, arrangement and contract applicable to employees of the Company to which the Company has contributed or under which the Company has any material liability (the "Company Benefit Plans").

                 (b) The Company is not a party to or bound by any collective bargaining or other labor union contract. There is no pending or, to the Company's knowledge, threatened labor dispute, strike or work stoppage against the Company which may interfere with the business activities of the Company.

         SECTION 2.13.  TAXES.

                 (a) (i) All Returns (as defined below) in respect of Taxes (as defined below) required to be filed by or on behalf of the Company prior to the date hereof have been timely filed; (ii) all Taxes required to be shown on such Returns or otherwise due or payable by the Company prior to the date of this Agreement have been timely paid and all payments of estimated Taxes required to be made by or on behalf of the Company under any provision of state, local or foreign law prior to the date of this Agreement for the current taxable years of the Company have been made; (iii) all such Returns have been prepared in compliance with applicable laws and customary practice in all material respects; (iv) no adjustment relating to any of such Returns has been proposed in writing by any Tax authority; (v) there are no outstanding subpoenas with respect to any Returns of the Company or the Taxes reflected on such Returns;
(vi) there are no pending or, to the Company's knowledge, threatened actions or proceedings for the assessment or collection of Taxes against the Company or, to the Company's knowledge, any corporation that was included in the filing of a Return with the Company on a consolidated, combined or unitary basis with respect to any period for which such corporation was so included; (vii) there are no Tax liens on any assets of the Company other than liens for Taxes not yet due or payable or which the Company is contesting in good faith through appropriate proceedings which are disclosed in Section 2.12(a) of the Company Disclosure Schedule; (viii) all Taxes required to be withheld, collected or deposited by the Company prior to the date hereof have been timely withheld, collected or deposited and, to the extent required prior to the date hereof, have been paid to the relevant Tax authority; and (ix) the books and records of the Company reflect reserves that are adequate for the payment of all Taxes not yet due and payable that are properly accruable thereon as of the date hereof (including Taxes being contested).

                 (b)      (i)     Section 2.13(b) of the Company Disclosure
Schedule indicates the most recent Danish income Tax Return for which an audit has been completed and indicates all such Danish income Tax Returns that currently are the subject of audit; (ii) the Company has provided Acquiror with an accurate description of the unwritten tax allocation arrangement to which the Company is a party; and (iii) Section 2.13(b) of the Company Disclosure Schedule sets forth information with respect to the Company as of December 31, 1993 regarding the aggregate tax basis of the Company in its assets.

                 (c) For purposes of this Agreement, "Tax" or "Taxes" shall mean any and all taxes, charges, fees, levies, and other governmental assessments and impositions of a similar kind, payable to any federal, state, local or foreign governmental taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) customs duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto; and "Returns" shall mean any and all returns, reports, and information statements with respect to Taxes required to be filed with the Tax authorities or any other Governmental Entity or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.


         SECTION 2.14.  CUSTOMERS.

         Seller and the Company do not know that any customer or supplier of Company that is listed on Section 2.14 of the Company Disclosure Schedule will cease to do business with the Company after the consummation of the transactions contemplated hereby in the same manner as previously conducted with the Company. The Company has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Company nor is any Company aware of any facts which could lead it to believe that the business of any Company will be subject to any such disruption which would cause a Company Material Adverse Effect.

         SECTION 2.15.  CERTAIN BUSINESS PRACTICES AND REGULATIONS.

         Neither the Company or any of its subsidiaries, nor any of their officers, directors, its stockholders, employees or agents has, on behalf of or for the benefit of the Company or any of its subsidiaries, (i) made or agreed to make any contribution, payment or gift to any customer, supplier, governmental official, employee or agent where either the contribution, payment or gift or the purpose thereof was illegal under any Law, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false entries on its books and records for any reason, or (iii) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state or local public office in violation of any Law. In addition, the Company and its subsidiaries have (a) complied with all applicable Laws relating to employee and civil rights and relating to employment opportunities and (b) filed in a timely manner all reports and documents required to be filed with Governmental Entities (and the information contained therein was correct and complete in all material respects) under such Laws, except (in either case) where the failure to so comply or file would not have a Company Material Adverse Effect.

         SECTION 2.16.  INSURANCE.

         The policies of casualty and liability insurance and other insurance maintained by the Company: (a) are with insurance companies believed by the Company to be financially capable and reputable; (b) are in full force and effect; (c) are sufficient for compliance by the Company in all material respects with all requirements of law and of all material agreements to which the Company is a party; (d) are, to the Company's knowledge, valid and outstanding policies enforceable against the insurer (except for the Bankruptcy and Equity Exception); (e) provide insurance coverage believed by the Company to be adequate for the operation and ownership of the businesses and assets of the Company; and (f) provide that they will remain in full force and effect through the respective expiration dates of such policies.

         SECTION 2.17.  POTENTIAL CONFLICTS OF INTEREST.

         To the best knowledge of the officers and directors of the Company, none of the officers or directors of the Company, or any entity controlled by any of the foregoing or any member of the immediate family of any of the foregoing and, with respect to subparagraphs (b), (c), (d), (e) and (f) of this Section, to the best of the Company's knowledge none of the other employees of the Company with salaries from the Company in excess of DKK 1,000,000 or a member of their immediate families:

                 (a) owns, directly or indirectly, any interest in (except for stock holdings up to five percent (5%) held solely for investment (rather than control) purposes in securities which are listed on a national securities exchange or which are regularly traded in the over-the-counter market), or is an owner, sole proprietor, stockholder, partner, director, officer, employee, provider, consultant or agent of any person which is a competitor, lessor, lessee or customer of, or supplier of goods or services to, the Company (other than other Companies within the NKT Group), except where the value to such individual of any such arrangement with the Company has been less than DKK 1,000,000 in the last 12 months;

                 (b) owns directly or indirectly, in whole or in part, any real property, leasehold interests, tangible property or intangible property with a fair market value of DKK 1,000,000 or more which the Company currently uses in its business;

                 (c) to the Company's knowledge, has any cause of action or other suit, action or claim whatsoever against, or owes any amount to the Company, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Company Benefit Plans, reimbursement of expenses and similar matters;

                 (d) has sold to, or purchased from, the Company any assets or property for consideration in excess of DKK 1,000,000 in the aggregate since January 1, 1992;

                 (e) is a party to any contract or participates in any arrangement, written or oral, pursuant to which the Company provides office space to any such individual or entity or provides services of any nature to any such individual or entity, except where such individual is an employee of the Company, in each case, where the amount involved has been greater than DKK 1,000,000 in the last 12 months or is reasonably expected to be greater than DKK 1,000,000 in the 12 months following the date hereof; or

                 (f) has, since January 1, 1992, engaged in any other transaction with the Company where the amount involved was greater than DKK 1,000,000 or was otherwise material to the business or operations of the Company (other than in connection with such person's employment relationship, if any).

         As used in this Section 2.17, a person's immediate family shall mean such person's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law. As used in this
Section 2.17, an officer shall mean all persons who are above the level of vice-president.

         SECTION 2.18.  REAL PROPERTY; LEASES.

                 (a) Section 2.18(a) of the Company Disclosure Schedule lists all of the Real Property (as defined below) currently owned by the Company or used by the Company in the course of the Company's business, and all such Real Property is adequate for the uses for which it is currently devoted by the Company.

                 (b) All buildings, structures, fixtures and other improvements on the Real Property are in adequate repair (ordinary wear and tear excepted), and are adequate for the uses to which they are currently devoted by the Company. All such buildings, structures, fixtures and improvements on the Real Property conform in all material respects to all Laws.

                 (c) No portion of the Real Property or any building, structure, fixture or improvement thereon is the subject of, or affected by, any condemnation, eminent domain or inverse condemnation proceeding currently instituted or pending, and the Company has no knowledge that any of the foregoing are, or will be, the subject of, or affected by, any such proceeding.

                 (d) The Real Property has access to such electric, gas, water, sewer and telephone lines, and public streets as are adequate for the uses to which the Real Property is currently devoted by the Company.

                 (e) Section 2.18(e) of the Company Disclosure Schedule lists and briefly describes all leases and other Documents (as defined below) under which the Company is lessee or lessor of any material Asset (as defined below), or holds, manages or operates any material Asset owned by any third party, or under which any material Asset owned by the Company is held, operated or managed by a third party. The Company is the owner and has valid rights in respect of all material third-party-owned Assets purported to be granted by the Documents described in Section 2.18(e) of the Company Disclosure Schedule to it and is the owner of all equipment, machinery and other Assets owned by the Company and leased or used by third parties as described in such Section, in each case subject to the Documents but free and clear of all other Encumbrances (as defined below).
Each such lease and other Document is in full force and effect and constitutes a legal, valid and binding obligation of, and is legally enforceable against, the Company, and to the Company's knowledge, the other parties thereto, subject to the Bankruptcy and Equity Exception. The Company has in all material respects performed all obligations thereunder required to be performed by it to date. The Company is not and, to the Company's knowledge, no other party is in default in any material respect under any of the foregoing, and there has not occurred any event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a default. All of the material Assets subject to such Documents are in adequate condition and repair, normal wear and tear excepted. For purposes of this Section 2.18(e), a material Asset shall mean any Asset having a fair market value or replacement cost in excess of DKK 3,000,000.

                 (f) For purposes of Sections 2.18 and 2.19 only: "Real Property" means the real property owned or used by the Company as of September 30, 1994, and any additional real property owned or used since that date and set forth on Section 2.18(a) of the Company Disclosure Schedule; "Encumbrance" means any mortgage, lien, pledge, encumbrance, security interest, deed of trust, option, encroachment, reservation, order, decree, judgment, condition, restriction, charge, claim or equity of any kind (except for (i) liens for taxes not yet due and payable, (ii) zoning restrictions, minor defects or irregularities in title, easements, rights-of-way and similar restrictions of record on Real Property, none of which materially and adversely affects the use or value of such property, (iii) landlord liens, (iv) liens of carriers, warehousemen, mechanics, and materialmen, incurred in the ordinary course of business, (v) liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security or to secure the performance of bids, tenders, statutory obligations, performance or surety bonds, and other similar obligations, (vi) liens described in Section 2.18 of the Company Disclosure Schedule, and (vii) restrictions on transfer of securities imposed by applicable securities laws); "Assets" means tangible assets of every kind, including, without limitation, real and personal property; and "Documents" means any leases and other agreements or documents governing the Company's rights and obligations with respect to Assets owned by the Company or Assets owned by third parties and leased or used by the Company.


         SECTION 2.19.  TITLE TO ASSETS.

         Except as otherwise noted in Section 2.19 of the Company Disclosure Schedule, the Company is the sole owner of and has, and at the Closing Date will have, good title to all of its owned assets, free and clear of all Encumbrances. All material tangible assets of the Company are in adequate operating condition and repair, normal wear and tear excepted.

         SECTION 2.20.  NO INFRINGEMENT OR CONTEST.

         Section 2.20 of the Company Disclosure Schedule (i) identifies each fictitious business name, trademark, service mark, trade name, copyright and all registrations and applications for any of the foregoing owned by the Company; (ii) lists each patent and all registrations and patent applications owned by the Company; and (iii) lists all contracts and other agreements to which the Company is a party, either as licensee or licensor, for each such item of intellectual property. None of the Company's employees or its affiliates (other than its subsidiaries and joint ventures), including, any of its stockholders, has any ownership interest (other than as a stockholder of the Company) in any patent, invention, industrial model, process, design, registration, application, know-how, or other technical data, trade secret or other business information used by the Company. All patents, copyrights, trademarks, including state, federal and foreign registrations and applications, and other rights and property listed in Section 2.20 of the Company Disclosure Schedule are properly registered in the jurisdictions indicated and are in full force and effect. The Company owns or has the right to use all patents, inventions, copyrights, trademarks, service marks, and any know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade names, trade dress, labels and logos developed or used in connection with the business now operated by it. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets, and to the best of the Company's knowledge, none of the Company's material trade secrets have been used, divulged or appropriated for the benefit of any person other than the Company or to the detriment of the Company. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, and there is no claim, action, suit or proceeding pending or, to the Company's knowledge, threatened or reasonably anticipated against the Company with respect thereto. The Company is not required to pay any royalty to anyone with respect to any patent, invention, copyright, know-how, trademark, service mark, trade name, trade dress, label or logo owned or used by the Company. The Company's trademarks, service marks, trade names, trade dress, labels and logos described in Section
2.20 of the Company Disclosure Schedule are sufficient for the conduct of its business as now conducted by it.

         SECTION 2.21.  BANKS; ATTORNEYS-IN-FACT.

         Section 2.21 of the Company Disclosure Schedule sets forth a complete list showing the name of each bank or other financial institution in which the Company has accounts (including a list of the names of all persons currently authorized to draw thereon or to have access thereto). Such list also shows the name of each person holding a power of attorney from the Company and a brief description thereof.

         SECTION 2.22.  BROKERS.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 2.23.  ENVIRONMENTAL MATTERS.

                 (a) The Company has complied and is in compliance with, and the portion of the Real Property and improvements thereon occupied by the Company during the Company's occupation thereof have been and are in compliance with, all Environmental Laws (as defined below), except in either case where the failure to comply would not have an Environmental Adverse Effect (as defined below) on the Company.

                 (b) There are no pending or, to the Company's knowledge, threatened actions, suits, claims, legal proceedings or other proceedings affecting the Company based on, and the Company has not directly or indirectly received any formal or informal notice of any complaint, order, directive, citation, notice of responsibility, notice of potential responsibility, or information request from any governmental authority or any other person or entity, and the Company does not know of any incidents which are reasonably likely to form the basis for any such actions or notices, arising out of or attributable to: (i) the current or past presence at any part of the Real Property of Hazardous Materials (as defined below); (ii) the current or past release or threatened release by the Company into the environment from the Real Property (including, without limitation, into any storm drain, sewer, septic system or publicly owned treatment works) of any Hazardous Materials; (iii) the off-site treatment or disposal of Hazardous Materials by or for the Company or its subsidiaries; (iv) any facility operations, procedures or designs of the Company which do not conform to requirements of the Environmental Laws; or (v) any violation of Environmental Laws at any part of the Real Property during the Company's occupation thereof or otherwise arising from the Company's activities involving Hazardous Materials, in each case in clauses (i) through (v) other than those which would not in the aggregate have an Environmental Adverse Effect on the Company.

                 (c) The Company has been duly issued, and currently has and will maintain through the Closing Date, all permits, licenses, certificates and approvals required under any Environmental Law the failure to have or maintain which would have an Environmental

Adverse Effect. A true and complete list of such permits, licenses, certificates and approvals issued to and now maintained by the Company, all of which are valid and in full force and effect, is set out in Section 2.23(c) of the Company Disclosure Schedule. Except in accordance with such permits, licenses, certificates and approvals, there has been no discharge by the Company of any material regulated by such permits, licenses, certificates or approvals, nor any other Hazardous Discharge (as defined below) by or for the Company.

                 (d) The Real Property contains no underground storage tanks, or underground piping associated with such tanks, used currently or in the past for the storage, throughput or other management of Hazardous Materials other than those for which Seller has assumed financial responsibility.

                 (e) The Company has furnished to Acquiror accurate and complete information in the Company's possession consisting of any assessment of compliance (or noncompliance) by the operations of the Company or its properties with Environmental Laws.

                 (f) The Company will promptly furnish to Acquiror written notice of any Hazardous Discharge by or for the Company or of any actions or notices described in Section 2.23(b) occurring after the date hereof and prior to the Closing Date which are not disclosed on the Company Disclosure Schedule.

                 (g) To the Company's knowledge, neither PCBs (as defined below) owned by the Company nor asbestos-containing materials owned by the Company are present on or in the Real Property.

                 (h) "Environmental Laws" means any Laws, including any regulations or orders promulgated pursuant to such Laws previously in effect or in effect at the Closing Date, relating to the protection of human health or the environment, to noise control, or to the generation, production, use, storage, treatment, transportation, disposal, release, spilling, leaking, discharging or emitting of Hazardous Materials; "Environmental Adverse Effect" means any situation involving compliance and/or non-compliance with Environmental Laws that, individually or when taken with all other such situations, could result in any losses, costs, damages, liabilities, expenses or payments by the Company in connection with the remediation of any such situation and/or any fines, taxes, assessments, fees, penalties, losses, costs, damages, liabilities, expenses or other payments related thereto in excess of DKK 3,000,000; "Hazardous Materials" means any wastes, substances or materials (whether solids, liquids or gases) that are deemed hazardous, toxic, pollutants or contaminants, including, without limitation, substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws, and includes PCBs, asbestos, and petroleum and petroleum products (including, without limitation, crude oil or any fraction thereof); "Hazardous Discharge" means any emission, spill, release or discharge (whether on Real Property, on property adjacent to the Real Property, or at any other location or disposal site) into or upon the air, soil or improvements, surface water or ground water, or the sewer, septic system, or waste treatment, storage or disposal systems servicing the Real Property, in each case of Hazardous Materials used, stored, generated, treated or disposed of at the Real Property; and "PCBs" means polychlorinated biphenyls.

         SECTION 2.24.  DISCLOSURE.

         No representation or warranty by the Company or Seller, and no certificate, schedule or exhibit furnished or to be furnished to Acquiror pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein, in light of all information so furnished to Acquiror, not misleading. Information that has been provided to Acquiror concerning projected sales, profits, future products or other expected future business activities or financial results of the Company and its Continuing Subsidiaries prior to the execution of this Agreement is not warranted. Acquiror acknowledges that it is intimately familiar with the risks associated with the industry in which the Company and its Continuing Subsidiaries operate, and with the circumstances that may cause projections to not be realized.

         SECTION 2.25.  CHANGE IN CONTROL.

         Neither the Company nor any of its Continuing Subsidiaries is a party to any contract, agreement or understanding which contains a "change in control" or similar provision. Except as set forth in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of its Continuing Subsidiaries to any person.



                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                  OF ACQUIROR

         Except as set forth in the Disclosure Schedule delivered by Acquiror to the Company prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedule"), which shall identify exceptions by specific Section references, Acquiror hereby jointly and severally represents and warrants to Seller as follows:

         SECTION 3.01.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

         The Acquiror is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

         SECTION 3.02.  CERTIFICATE OF INCORPORATION AND BY-LAWS.

          The Acquiror is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

         SECTION 3.03.  AUTHORITY.

         The Acquiror has the requisite corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Acquiror, and the consummation by Acquiror of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Acquiror and no other corporate proceedings on the part of Acquiror are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Acquiror and, assuming the due authorization, execution and delivery by Seller and the Company, constitute legal, valid and binding obligations of Acquiror, enforceable against it in accordance with its terms, except as may be subject to the Bankruptcy and Equity Exception.

         SECTION 3.04.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                 (a) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror shall not, subject to obtaining the consents, approvals, authorizations or permits described in Section 3.04(b) of the Acquiror Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Acquiror, (ii) conflict with or violate any Laws applicable to Acquiror or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Acquiror pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror is a party or by which Acquiror or any of its respective properties is bound or affected.

                 (b) The execution and delivery of this Agreement by Acquiror does not, and the performance of this Agreement by Acquiror shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entities, except (i) for the consents, approvals, authorizations or permits described in Section 3.04(b) of the Acquiror Disclosure Schedule or (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not adversely affect the ability of Acquiror to consummate, or prevent or delay the consummation of, the transactions contemplated by this Agreement.

         SECTION 3.05.  BROKERS.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Acquiror or any of the affiliates.



                                  ARTICLE  IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

         SECTION 4.01.  AFFIRMATIVE COVENANTS.

         The Company hereby covenants and agrees that the Company will and the Seller hereby covenants and agrees to cause the Company to, from the date of this Agreement until the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Acquiror:

                 (a) operate its business in the usual and ordinary course consistent with past practice;

                 (b) use its best efforts to preserve intact its business organization and assets (subject to the operation of its business in the ordinary course), maintain its rights and franchises necessary for the operation of its business in the ordinary course, retain the services of its officers and key employees and maintain the relationships with its customers and suppliers;

                 (c) keep in full force and effect liability and other insurance and bonds comparable in amount and scope of coverage to that currently maintained;

         SECTION 4.02.  NEGATIVE COVENANTS OF THE COMPANY.

         Except as expressly contemplated by this Agreement, or otherwise consented to in writing by Acquiror, from the date of this Agreement until the Closing Date the Company shall not, and Seller shall cause the Company to not do any of the following:

                 (a) engage in any practice, take any action or enter into any transaction other than in the ordinary course of business and consistent with past practice, including, without limitation, taking any of the actions enumerated in Section 2.09 hereof or becoming a party to any agreement of the type referred to in clauses (i) (except with customers and suppliers in the ordinary course of business) (ii),
         (iii), (vii), (viii), (ix) (x) or (xi) of Section 2.11(a) hereof.

                 (b) neither Seller nor the Company shall offer any of the shares of Company Common Stock or any capital stock of any of its subsidiaries (or a material part of its assets in one transaction or a series of transactions) for sale, or solicit offers to buy any shares of Company Common Stock or any capital stock of any of its subsidiaries (or a material part of its assets in one transaction or in a series of related transactions), or hold discussions with any party (other than Acquiror) looking toward such an offer or solicitation or toward a merger or consolidation of the Company or any of its subsidiaries with or into another entity or any similar transaction. Seller shall not, and shall not allow the Company to, and the Company shall not, enter into any agreement with any party other than Acquiror with respect to the sale or other disposition of any of the capital stock or (other than in the ordinary course of business) the assets of the Company or any of its subsidiaries or with respect to any merger, consolidation, or similar transaction involving the Company or any of its subsidiaries.


         SECTION 4.03.  ACCESS AND INFORMATION.

                 For so long as this Agreement is in effect, the Company shall (and shall cause its subsidiaries to), and Seller shall cause the Company to, afford to Acquiror and its officers, employees, accountants, consultants, legal counsel and other representatives reasonable access during normal business hours to all information concerning the business, properties, contracts, records and personnel of the Company or Its subsidiaries as Acquiror may reasonably request so as to allow Acquiror to complete its due diligence investigation.


                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

         SECTION 5.01.    APPROPRIATE ACTION; CONSENTS; FILINGS; OTHER.

                 (a) Seller, the Company and Acquiror shall use their respective best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this

Agreement as promptly as practicable, (ii) obtain from any Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror, Seller or the Company or any of their subsidiaries for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including, without limitation, the Stock Purchase, and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Stock Purchase required under any other applicable Law; provided that Acquiror, Seller and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. Seller, the Company and Acquiror shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                 (b)      (i)     Seller, the Company and Acquiror shall give
(or shall cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, best efforts to obtain any third party consents, (A) necessary, proper or advisable to consummate the transactions contemplated in this Agreement, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Acquiror Disclosure Schedule, as the case may be, or (C) required to prevent a Company Material Adverse Effect from occurring prior to or after the Closing Date or an Acquiror Material Adverse Effect from occurring after the Closing Date.

                          (ii)    In the event that either party shall fail to
obtain any third party consent described in subsection (b)(i) above, such party shall use best efforts, and shall take any such actions reasonably requested by the other party hereto, to minimize any adverse effect upon the Company and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing Date, from the failure to obtain such consent.

                 (c) From the date of this Agreement until the Closing Date, Seller, the Company and Acquiror shall promptly notify one another in writing of any pending or, to the knowledge of Seller, the Company or Acquiror, threatened action, proceeding or investigation by any Governmental Entity or any other person (i) challenging or seeking damages in connection with the Stock Purchase or (ii) seeking to restrain or prohibit the consummation of the Stock Purchase or otherwise limit the right of Acquiror or its subsidiaries to own or operate all or any portion of the businesses or assets of the Company.

         SECTION 5.02.  UNAUDITED FINANCIAL INFORMATION.

         Until the Closing Date, the Company will cause to be prepared (and furnish to Acquiror) as promptly as possible on a monthly basis unaudited balance sheets, first dated as of October 31, 1994, and the related unaudited statement of profit and loss of the Company for the respective year-to-date periods (such balance sheets and statements of profit and loss being collectively referred to in this Agreement as the "Unaudited Monthly Statements"). The Unaudited Monthly Statements will be prepared from the books and records of the Company and will present, the financial position of the Company and the results of its operations as of and for the respective time periods in accordance with internal Company accounting methods and standards currently used for monthly statements.

         SECTION 5.03.  UPDATE DISCLOSURE; BREACHES.

         From and after the date of this Agreement until the Closing Date, each party hereto shall promptly notify the other party hereto by written update to its Disclosure Schedule of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would, or would reasonably be likely to, cause any condition to the obligations of any party to effect the Stock Purchase and the other transactions contemplated by this Agreement not to be satisfied in any material respect, or (ii) the failure of the Company or Acquiror, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would, or would reasonably be likely to, result in any condition to the obligations of any party to effect the Stock Purchase and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 5.03 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the rights and remedies available hereunder to the party receiving such notice.

         SECTION 5.04.  PUBLIC ANNOUNCEMENTS.

         Acquiror and Seller shall consult with each other before issuing, and use their good faith efforts to agree upon the contents of, any press release or otherwise making any public statements with respect to the Stock Purchase and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law, by the rules of the Copenhagen Stock Exchange or by any listing agreement with the NASDAQ/NM.

         SECTION 5.05.  (RESERVED).



         SECTION 5.06.  RESIGNATIONS OF DIRECTORS AND OFFICERS.

         Seller shall cause all directors and officers of the Company that are employed by Seller to deliver their written resignations as directors and officers of the Company to the Company, which resignations shall be effective at or before the Closing and shall be in form and substance satisfactory to Acquiror. Each such resignation shall state that the Company is not in any way indebted or obligated to the resigning party for termination pay, loans, advances, or otherwise except for accrued salary.

         SECTION 5.07.  DIVESTITURE OF EXCLUDED BUSINESSES AND EXCLUDED ASSETS.

                 (a) On or prior to the Closing Date, the Company shall transfer and divest itself of all interest in the Excluded Businesses and Excluded Assets in such a manner that the transfer and divestiture shall have no impact not reflected on the Pro Forma Balance Sheet. The changes in the Company's assets and liabilities resulting from such transfers are depicted on
Schedule 1.04 hereof.

                 (b) Seller shall assume and be responsible for all liabilities and obligations (i) arising prior to or from and after the Closing Date of the Excluded Businesses including all Taxes relating to or arising from or in connection with the transfer of the Excluded Businesses and Excluded Assets unless accrued on the Pro Forma Balance Sheet or unless included in a purchase price adjustment under Section 1.04, or (ii) arising from or in connection with the operation of the Excluded Businesses or Excluded Assets together the "Assumed Obligations").


         SECTION 5.08.  COMPANY DEBT.

         Prior to the Closing Date, the Seller shall have made a contribution to the capital of the Company in an amount sufficient to pay all "Loan From Group" so that on the Closing Date the amount of "Loan From Group" will be zero. Seller warrants that, prior to Closing, it will pay in cash to the Company any amounts it received from Company in payment of Loan from Group (as reflected on Schedule 1.04) subsequent to September 30, 1994.

         SECTION 5.09.  INTERIM SERVICES.

         If the Acquiror so requests, prior to the Closing Date, the Company shall enter into commercially reasonable agreements whereby, Seller or a subsidiary of Seller shall:

                 (i) lease to the Company the premises at the NKT campus at Brondby, including parking, for presently occupied by the Company and the Continuing Subsidiaries, for such time as is reasonably requested by Acquiror pending the Company's relocation to another site;

                 (ii) provide data processing services at reasonable rates of the type and quality presently provided to the Company; and

                 (iii) provide for such additional services as are currently provided to the Company and the Continuing Subsidiaries by other members of the NKT Group at fair market rates, including long-term planning services.


         SECTION 5.10.  NON-COMPETITION AGREEMENT.

         Prior to the Closing Date, Acquiror and Seller shall enter into a Non-Competition Agreement in the form attached hereto as Exhibit E.

         SECTION 5.11.  U.S. GAAP FINANCIALS.

         Prior to the Closing Date, Seller shall cause the Company, at the Company's expense, to commence preparation and delivery to Acquiror, financial statements of the Company as follows: audited consolidated balance sheet as of December 31, 1993 of the Company and the Company's Continuing Subsidiaries (the "US Audited Balance Sheet") and the related audited consolidated statement of earnings, statements of stockholders' equity and statements of cash flows of the Company and the Company's Continuing Subsidiaries for the fiscal year ended December 31, 1993 (the US Audited Balance Sheet and such statements of earnings, stockholders' equity and cash flows and any related notes and schedules being hereinafter referred to collectively as the "US Audited Statements"), prepared in accordance with generally accepted accounting principles in the United States and in accordance with the rules and regulations of the U.S. Securities Exchange Commission promulgated under the U.S. Securities Exchange Act of 1934, as amended, (collectively, "US GAAP") and audited by Deloitte & Touche and (ii) unaudited consolidated balance sheet as of September 30, 1994 of the Company and the Company's Continuing
Subsidiaries (the "US Unaudited Balance Sheet") and the related consolidated statement of earnings, statements of stockholders' equity and statements of cash flows of the Company and the Company's Continuing Subsidiaries for the nine months ended September 30, 1994 (the US Unaudited Balance Sheet and such statements of earnings, stockholders' equity and cash flows and any related notes being hereinafter referred to collectively as the "US Unaudited Statements) prepared in accordance with U.S. GAAP (the US Audited Financial Statements and the US Unaudited Financial Statements being hereinafter referred to collectively as the "US Financial Statements). Seller shall cause the US Financial Statements to be prepared on a schedule that assures the US Financial Statement can be delivered on time to satisfy Acquiror's SEC filing obligations (i.e. in no event more than 45 days after Closing) but priority shall be assigned to the audit of the Pro Forma Balance Sheet so as not to delay closing.

         SECTION 5.12.  NKT LOGO.

         For a period of twelve (12) months from and after the Closing Date, the Company shall have the right to continue to use the name "NKT" and all logos and other trade dress in the sale, marketing and distribution of the Company's goods and services in a manner consistent with the use of such name, logos and trade dress prior to the Closing Date.

         SECTION 5.13.  TAX AUDITS AND RETURNS.

         From and after the Closing Date Seller will allow the Acquiror and its counsel to participate at its own expense in any audits of the Seller's joint Tax returns to the extent that such audits relate to the Company and the Company's Continuing Subsidiaries. The Seller will not settle any such audit in a manner which would adversely affect the Company and the Company's Continuing Subsidiaries after the Closing Date without the prior written consent of the Acquiror, which consent shall not unreasonably be withheld. Seller shall have the right to participate and consult with the Company in the preparation of its 1994 income tax return, and the Company shall use reasonable efforts to preserve the tax positions taken by the Company in prior years.

                                   ARTICLE VI
                                INDEMNIFICATION

         SECTION 6.01.  INDEMNIFICATION OF ACQUIROR AND THE SELLER.

          (a) If the Closing occurs, Seller agrees (and if the Closing does not occur, Seller and the Company jointly and severally agree) to indemnify and hold harmless Acquiror and each officer, director, employee, and affiliate of Acquiror (and, if the Closing occurs, of the Company) collectively, the "Acquiror Indemnified Parties"), and Acquiror agrees to indemnify and hold harmless Seller (and, if the Closing does not occur, the Company and each officer, director, employee, and affiliate of the Company) (collectively, the "Seller Indemnified Parties" and, collectively with the Acquiror Indemnified Parties, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of any breach or default by the Seller or the Company (in the case of Indemnified Costs incurred by the Acquiror Indemnified Parties) or the Acquiror (in the case of Indemnified Costs incurred by the Seller Indemnified Parties) of or under any of the representations, warranties, covenants, agreements, or other provisions of this Agreement or any agreement or document executed in connection herewith. In addition, Seller shall indemnify and hold harmless the Acquiror's Indemnified Parties from and against any Indemnified Costs arising out of the follows: (i) the Assumed Obligations; (ii) any Environmental Adverse Effect on the Company in respect to the Brondby premises disclosed on section
2.23 of the Company Disclosure Schedule (the "Brondby Liabilities") (iii) all liabilities and obligations for products delivered and services relating to the submarine cable business performed by the Company or any of the Continuing Subsidiaries prior to the Closing Date (the "Submarine Liabilities"), and (iii) any Taxes not accrued on the Pro Forma Balance Sheet of any person other than the Company or the Continuing Subsidiaries arising from the inclusion of such entities in the joint tax returns of the Seller.

         (b) Notwithstanding the foregoing, (i) the Seller shall not have any obligation to indemnify the Acquiror Indemnified Parties from and against any Indemnified Costs arising from breaches of representations and warranties contained herein (A) in respect of each claim for Indemnified Costs unless the amount of such claim is in excess of US$ 10,000 (at which point the Seller will be obligated to indemnify the Acquiror Indemnified Parties for such Indemnified Costs in respect of such claim relating back to the first dollar), (B) until the Acquiror Indemnified Parties have suffered Indemnified Costs in excess of a US$ 500,000 aggregate deductible excluding claims for Indemnified Costs which are excluded under the immediately preceding clause (A)(after which point the Seller will be obligated only to indemnify the Acquiror Indemnified Parties from and against all such Indemnified Costs in excess of such US$ 500,000) (C) subject to the provision below, there will be a US$ 15,000,000 aggregate ceiling on the obligation of the Seller or the Company to indemnify the Acquiror Indemnified Parties from and against Indemnified Costs other than to the extent such Indemnified Costs arise out of breaches of Section 2.20 or, in respect of contingent liabilities only, Section 2.08. The foregoing ceiling shall not apply to the obligation of the Seller to indemnify the Acquiror Indemnified Parties from and against Indemnified Costs (i) arising out of any breach or default by the Seller or the Company of or under any of the representations or warranties contained in Sections 2.13, 2.19, 2.23 and 2.08 (but in the case of section 2.08, only to the extent the Indemnified Costs arise out of or in connection with Contingent Liabilities) (ii) relating to the Assumed Obligations, the Brondby Liabilities or the Submarine Liabilities. In no event shall Seller be obligated to pay Indemnified Costs arising out of breaches of Sections 2.20 and 2.08 aggregating in excess of US$ 100,000,000. There shall be no deductible on the obligation of the Seller to indemnify the Acquiror Indemnified Parties from and against Indemnified Costs relating to the Assumed Obligations.

         (c) Notwithstanding the foregoing, (i) the Acquiror shall not have any obligation to indemnify the Seller Indemnified Parties from and against any Indemnified Costs arising from breaches or representations and warranties contained herein (A) in respect of each claim for Indemnified Costs unless the amount of such claim is in excess of US$ 10,000 (at which point the Acquiror will be obligated to indemnify the Seller Indemnified Parties for such Indemnified Costs in respect of such claim relating back to the first dollar),
(B) until the Seller Indemnified Parties have suffered Indemnified Costs in excess of a US$ 500,000 aggregate deductible calculated without regard to the deductible amount in the immediately preceding clause (A)(after which point the Acquiror will be obligated only to indemnify the Seller Indemnified Parties from and against all such Indemnified Costs in excess of such US$ 500,000) and
(C) there will be a US$ 15,000,000 aggregate ceiling on the obligation of the Acquiror to indemnify the Seller Indemnified Parties from and against Indemnified Costs.

         (d) The foregoing indemnification provisions in this Section 6.01, together with any available equitable remedies, shall be the exclusive remedies of the Acquiror for any breach of the representations and warranties in this Agreement, and Acquiror shall have no claims or rights of action arising out of the Stock Purchase or the execution and delivery of this Agreement, except pursuant to this Section 6.01.

         (e) No party shall be obligated to pay indemnity for Indemnified Costs to the extent that such Indemnified Costs have been recovered from or paid by insurance and each party hereto waives any right of subrogation on the part of its insurers.

         (f) Any discrepancy in (i) the Pro Forma Balance Sheet which results in a Purchase Price adjustment under Section 1.04 hereof or (ii) which is cured by Seller shall not thereafter be included in Indemnified Costs.

         (g) No claim shall be made by any Indemnified Party with respect to any Indemnified Costs arising out of breach of any representation or warranty unless written notice of the claim is given prior to the expiration of the representation and warranty on which it is based as set forth in Section
9.01 herof.


         SECTION  6.02.  DEFENSE OF THIRD-PARTY CLAIMS.

         An Indemnified Party shall give prompt written notice to the party or parties having an obligation to indemnify and hold harmless hereunder (each an "Indemnifying Party") of the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it may have to such Indemnified Party under this
Article VI unless the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Parties shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

                          (i)     The Indemnified Party shall be entitled, at
his, her, or its own expense, to participate in the defense of such third-party action; and

                          (ii)    The Indemnifying Parties shall obtain the
prior written approval of the Indemnified Party, which shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgement of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgement, injunctive or other equitable relief would be imposed against the Indemnified Party or if, in the reasonable opinion of the Indemnified Party, such settlement, compromise, admission, or acknowledgement could have a material adverse effect on its business or, in the case of an Indemnified Party who is a natural person, on his or her assets or interests (provided, however, that, in all of the above events, the parties hereby acknowledge and agree that such a material adverse effect shall not be deemed to have occurred if such settlement, compromise, admission, or acknowledgement involves the payment of monetary damages only and the Indemnifying Parties in fact pay all such damages); and

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VI and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

         SECTION 6.03.    DIRECT CLAIMS.

         In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 6.02 hereof because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Parties in writing of any Indemnified Costs which he, she, or it claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim unless the resulting delay materially prejudices the position of the Indemnifying Parties with respect to such claim.

         SECTION 6.04.    ESCROW.

         If any claim for indemnification is made by an Indemnified Party pursuant to this Article VI prior to the Release Date (as defined in the Escrow Agreement), such Indemnified Party may apply for payment of Indemnified Costs in accordance with the provisions of the Escrow Agreement and this Agreement.


         SECTION 6.05.    NO CONTRIBUTION.

         In the event the Closing occurs, Seller, and not the Company, shall be fully liable for Indemnified Costs sustained by the Acquiror Indemnified Parties; accordingly, Seller shall not be entitled to contribution or any other payments from the Company for any Acquiror Indemnified Costs that Seller is obligated to pay pursuant to this Agreement or under applicable law.


                                  ARTICLE VII
                               CLOSING CONDITIONS

         SECTION 7.01. CONDITIONS TO OBLIGATIONS OF ACQUIROR AND SELLER UNDER THIS AGREEMENT.

         The respective obligations of Acquiror and the Seller to effect the Stock Purchase and the other transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable Law:

                 (a) No Order. No Governmental Entity or federal or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Stock Purchase or any other transactions contemplated in this Agreement; provided, however, that the parties shall use their best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

                 (b) Other Approvals. All consents, waivers, approvals and authorizations required to be obtained, and all filings or notices required to be made, by Acquiror, Seller and the Company prior to consummation of the transactions contemplated in this Agreement shall have been obtained from and made with all required Governmental Entities.

                 (c) No Challenge. There shall not be pending any action, proceeding or investigation by any Governmental Entity (i) challenging or seeking material damages in connection with the Stock Purchase (ii) seeking to restrain or prohibit the consummation of the Stock Purchase or otherwise limit the right of Acquiror or its Continuing Subsidiaries to own or operate all or any portion of the business or assets of the Company at and after the Closing Date.

         SECTION 7.02.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR.

         The obligations of Acquiror to effect the Stock Purchase and the other transactions contemplated herein are also subject to the following conditions, any or all of which may be waived by Acquiror, in whole or in part, to the extent permitted by applicable Law:

                 (a) Representations and Warranties. Each of the representations and warranties of Seller and the Company contained in this Agreement, without giving effect to any update to the Company Disclosure Schedule under Section 5.04, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct), except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct) as of such date. Acquiror shall have received a certificate of an appropriate senior officer of Seller to that effect.

                 (b) Agreements and Covenants. Seller and the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Acquiror shall have received a certificate of an appropriate senior officer of Seller to that effect.

                 (c) Consents. The consent or approval of any Governmental Entity whose consent or approval shall be required in connection with the Stock Purchase shall have been obtained and Seller and the Company shall have obtained the consent or approval of each other person whose consent or approval shall be required in connection with the Stock Purchase under all loan or credit arrangements, notes, mortgages, indentures, leases or other agreements or instruments to which Seller or the Company is a party other than consents or approvals which the failure to obtain would not have a Company Material Adverse Effect.

                 (d) Opinion of Counsel. Acquiror shall have received from independent counsel to Seller and the Company reasonably satisfactory to Acquiror one or more opinions dated the Closing Date substantially in the form of the opinion attached hereto as Exhibit B.

                 (e) Additional Agreements. The Company shall have entered into the agreements for Interim Services described in Section
         5.09 if Acquiror has so requested, and Seller shall have executed the Non-Compete Agreement referred to in Section 5.10 hereof.

                 (f)      Escrow Agreement   Acquiror, Seller and the Escrow
         Agent shall have entered into the Escrow Agreement.

         Notwithstanding the foregoing, paragraphs (a) and (b) of this section
7.02 shall not operate to relieve Acquiror from its obligation to effect and close the Stock Purchase and the other transactions contemplated hereby unless the cumulative current and reasonably anticipated future effect on the Company's financial condition of the breaches that would otherwise constitute a failure of such conditions exceeds USD 7,500,000, after taking into account (i) any correction to the shareholders' equity shown on the Company Pro Forma Balance Sheet resulting from the procedures described in Section 1.04, (ii) any payments made to the Company by Seller prior to the Closing Date to compensate for such matters to the extent the effect on the Company of such breaches is capable of being substantially eliminated by the payment of money, and (iii) the extent to which the Seller has assumed the liability and agreed to hold the Company harmless with respect thereto.

         SECTION 7.03.  ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER.

         The obligations of Seller to effect the Stock Purchase and the other transactions contemplated in this Agreement are also subject to the following conditions any or all of which may be waived by Seller, in whole or in part, to the extent permitted by applicable Law:

                 (a) Representations and Warranties. Each of the representations and warranties of Acquiror contained in this Agreement, without giving effect to any update to the Acquiror Disclosure Schedule under Section 5.04, shall be true and correct as of the date hereof and on the Closing Date as though made as of the Closing Date in all material respects (except that where any statement in a representation or warranty expressly includes a statement of materiality, such statement shall be true and correct) except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct) as of such date. Seller shall have received a certificate of an appropriate senior Officer of Acquiror to that effect.

                 (b) Agreements and Covenants. Acquiror shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Seller shall have received a certificate of an appropriate senior Officer of Acquiror to that effect.

                 (c) Consents. The consent or approval of any Governmental Entity whose consent or approval shall be required in connection with the Stock Purchase shall have been obtained. Acquiror shall have obtained the consent or approval of each other person whose consent or approval shall be required in connection with the Stock Purchase under all loan or credit arrangements, notes, mortgages, indentures, leases or other agreements or instruments to which Acquiror is a party other than consents and approvals which the failure to obtain would not have an Acquiror Material Adverse Effect.

                 (d) Opinion of Counsel. Seller shall have received from independent counsel to Acquiror reasonably satisfactory to Seller one or more opinions dated the Closing Date substantially in the form attached hereto as Exhibit C.

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.01.  TERMINATION.

                 This Agreement may be terminated at any time prior to the
Closing:

                 (a)      by mutual written consent of Acquiror and Seller;

                 (b) by Acquiror or Seller at any time after January 31, 1995 (or such later date as shall have been agreed to in writing by Acquiror and Seller) if any condition precedent to such party's obligations to consummate the Stock Purchase has not by such date been satisfied; provided, however, that this Agreement may be extended not more than 60 days by either party by written notice to the other party if the Stock Purchase shall not have been consummated as a direct result of the other party having failed by such date to receive all approvals or consents from Governmental Entities required to be obtained by such party with respect to the Stock Purchase;

         provided further, however that the party seeking to terminate this Agreement pursuant to this Section 8.01(b) may do so only if such terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have caused the failure of such condition to be satisfied;

                 (c) by Acquiror if there has been a material breach by Seller or the Company of any of its covenants or agreements contained in this Agreement, or if any of the representations and warranties of Seller or the Company are not true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct) where such breach, after giving full effect to the final sentence of Section 7.02, relieves Acquiror of its obligation to close the Stock Purchase;

                 (d) by Seller if there has been a material breach by either of Acquiror of any of its covenants or agreements contained in this Agreement, or if any of the representations and warranties of Acquiror are not true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct);

                 (e) by either Acquiror or Seller if any decree, permanent injunction, judgment, order or other action by any court of competent jurisdiction or any Governmental Entity preventing or prohibiting consummation of the Stock Purchase shall have become final and nonappealable; or

                 (f) by either Acquiror or Seller if circumstances arise which make it impossible, in the reasonable judgment of either Acquiror or Seller, as the case may be, for a condition to such party's obligation to effect the Stock Purchase and the other transactions contemplated herein (after giving full effect to the final sentence of Section 7.02), as set forth in Article VII, to be satisfied prior to January 31, 1995 (or any 60-day extension under Section 8.01(b)); provided, however, that the right to terminate this Agreement under this Section 8.01(f) shall not be available to any party whose act or failure to act or whose breach of any obligation under this Agreement is responsible for such circumstances arising.

                 (g) by Acquiror at any time prior to November 4, 1994 if Acquiror is not satisfied in its sole discretion with the results of its due diligence investigation with respect to (i) Company liabilities arising out of the items beside which an asterisk appears on the Company Disclosure Schedule, and (ii) contingent liabilities of the Company and the Continuing Subsidiaries that are not indemnified by the Seller (the "Open Issues"). Notwithstanding the foregoing, the Acquiror may not elect to terminate this Agreement pursuant to this section 7.02(g) unless the cumulative effect and reasonably expected future effect on the Company's financial condition of the Open Issues would exceed USD 5,000,000. In addition, in the event Acquiror desires to terminate the Agreement under this Section 7.02(g), then it will negotiate in good faith with Seller to determinate a manner in which (i) Seller shall be solely liable for such adverse effects, (ii) Seller will indemnify Acquiror for such adverse effects, or (iii) Acquiror becomes satisfied neither it nor the Company will suffer such adverse effects.

         SECTION 8.02.  EXPENSES.

                 Whether or not the Stock Purchase is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense; provided, however, that Seller and Acquiror shall be responsible for one-half of any share transfer or stamp taxes in Denmark related to the Stock Purchase; however the Acquiror's liability for such taxes shall not exceed 0.5% of the Purchase Price.

         SECTION 8.03.  AMENDMENT.

         This Agreement may be amended by the parties hereto in writing at any time prior to the Closing.

         SECTION 8.04.  WAIVER.

         At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS AFTER CLOSING.

         All of the representations and warranties of the Seller and the Company contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter; provided, however, that the representations and warranties contained in Sections 2.13, 2.20 and 2.23 above shall survive the Closing hereunder and continue in full force and effect for a period of five, three and twenty years, respectively. All of the representations and warranties of the Acquiror contained in this Agreement shall survive the Closing hereunder and continue in full force and effect for a period of one year thereafter.

         SECTION 9.02.  NOTICES.

         All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon actual receipt, if delivered personally or by courier, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                 (a)      If to Acquiror:

                          DSC Communications Corporation
                          1000 Coit Road
                          Plano, TX  75075-5813
                          Telecopier: (214) 519 - 4339
                          Attention:  President and Chief Executive Officer

                          With copies to (which shall not constitute notice) to:

                          Baker & McKenzie
                          2001 Ross Avenue
                          Suite 4500
                          Dallas, TX 75201
                          Telecopier No.: 214/978-3099
                          Attention:  John J. Kendrick, Esq.

                          Mogens Gaarden
                          Pontoppidan, Philip & Partners
                          Vognmagergade 7
                          DK-1120
                          Copenhagen, Denmark
                          Telecopier:      45 33 13 56 43

                 (b)      If to the Seller:

                          NKT Holding A/S
                          NKT Alle 1.
                          DK-2605 Brondby
                          Denmark
                          Telecopier No.:  45 43 96 18 20
                          Attention:  President and Chief Executive Officer

                          With copies to (which shall not constitute notice) to:

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Norre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier: 45 33 15 25 55

                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.:  (804) 628-5566
                          Attention:  Keith C. Cuthrell, Jr.

                 (c)      If to the Company:

                          NKT Elektronik  A/S
                          NKT Alle 85
                          Dk-2605 Brondby
                          Denmark
                          Telecopier No.:  45 43 63 13 20
                          Attention:  President and Chief Executive Officer

                          With copies to, if such notice is prior to the Closing (which shall not constitute notice) to:

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Norre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier 45 33 15 25 55

                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.:  (804) 628-5566
                          Attention:  Keith C. Cuthrell, Jr.

         SECTION 9.03.  CERTAIN DEFINITIONS.

         For purposes of this Agreement, the term

                 (a) "Acquiror Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all such other changes or effects, is or is reasonably likely to be materially adverse to the financial condition, business, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole.

                 (b) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                 (c) "best efforts" shall mean, as to a party hereto, an undertaking by such party to perform or satisfy an obligation or duty or otherwise act in a manner reasonably calculated to obtain the intended result by action or expenditure not disproportionate or unduly burdensome in the circumstances, which means, among other things, that such party shall not be required to (i) expend funds other than for payment of the reasonable and customary costs and expenses of employees, counsel, consultants, representatives or agents of such party in connection with the performance or satisfaction of such obligation or duty or other action or (ii) institute litigation or arbitration as a part of its best efforts;

                 (d) "business day" shall mean any day other than a day on which banks in New York, New York or Copenhagen, Denmark, are authorized or obligated to be closed;

                 (e) "Company Continuing Subsidiaries" shall mean all subsidiaries of the Company which are listed in Section 2.03 of the Company Disclosure Schedule except for NKT Jyderup A/S and Draka-NKT Optical Cable A/S.

                 (f) "Company Material Adverse Effect" shall mean any change or effect that, individually or when taken together with all other such changes or effects, is or is reasonably likely to be materially adverse to the financial condition, business, results of operations or prospects of the Company and the Continuing Subsidiaries taken as a whole.

                 (g) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

                 (h) "Excluded Businesses" shall mean (i) the copper cable business conducted by the Company directly or through NKT Jyderup A/S and (ii) the fiber optics business conducted through the Company's investment in Draka-NKT Optical Cable A/S.

                 (i) "Excluded Assets" shall mean the assets of the Company used by the Company in operating, or through which the Company operates, the Excluded Businesses.

                 (j) "knowledge" will be deemed to be present with respect to the Company or Acquiror, when the matter in question was brought to the attention of or, if due diligence had been exercised, would have been brought to the attention of, any officer of the Company or Acquiror (and with respect to the Company, its Director of International Operations), as the case may be.

                 (k) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the U.S. Securities Exchange Act of
1934);

                 (l) "subsidiary" or "subsidiaries" of the Seller, the Company, the Acquiror, or any other person, means any corporation, partnership, joint venture or other legal entity of which the Seller, the Company, the Acquiror, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 40% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 9.04.  SEVERABILITY.

         If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         SECTION 9.05.  ENTIRE AGREEMENT.

         This Agreement (together with the Exhibits, the Company and Acquiror Disclosure Schedules and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

         SECTION 9.06.  ASSIGNMENT.

         This Agreement shall not be assigned by operation of law or otherwise, except Acquiror may assign its rights and transfer its obligations hereunder to a subsidiary, but Acquiror shall nonetheless remain fully liable for its obligations hereunder.

         SECTION 9.07.  MUTUAL DRAFTING.

         Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties.

         SECTION 9.08.  GOVERNING LAW.

         This Agreement shall be governed by and enforceable under, and construed in accordance with, the Laws of Denmark, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 9.09.  MEDIATION AND ARBITRATION.

         (a) If a dispute arises between any of the parties relating to this Agreement (other than a dispute to be resolved under section 1.04(b) hereof), the parties agree to use the following procedure prior to any party pursuing arbitration.

                 (i) A meeting shall be held between the parties within ten (10) days after a party alleges a dispute by written notice to the other party. The meeting shall be attended by individuals with decision making authority regarding the dispute to attempt in good faith to negotiate a resolution of the dispute.

                 (ii) If, within thirty (30) days of such meeting, the parties have not succeeded in negotiating a resolution of the dispute, they agree to submit the dispute to conciliation in accordance with the UNCITRAL Conciliation Rules in force. Any such concialiation shall be administred by the London Court of International Arbitration ("LCIA"). The standard LCIA administrative procedures and Schedule of Costs in force at the time of the conciliation shall apply. There shall be one conciliator, chosen from a list maintained by the Centre for Dispute Resolution ("CEDR") in London, England. The appointing authority shall be the LCIA.

                 (iii) The parties agree to participate in good faith in the conciliation and negotiations related thereto for a period of forty-five (45) days, provided that any such participation and the results thereof shall be confidential and without prejudice to the rights of either party. If the parties are not successful in resolving the dispute through the conciliation, then each party shall have the right to initiate arbitration as set forth below.

         (b) Any dispute arising out of or related to this Agreement (other than a dispute that is to be resolved under section 1.04(b) hereof) which is not resolved pursuant to Section 9.09 (a) hereof shall be finally settled by arbitration in accordance with the Rules of the LCIA, which rules are deemed to be incorporated by reference into this clause. Unless the parties otherwise agree, the arbitration shall take place in London, England. The parties hereby agree to exclude any right of application or appeal to the courts of said jurisdiction in connection with any question of law arising in the course of reference out of the award, in particular the right of appeal under Section 1 of the Arbitration Act 1979 in relation to any award made by the arbitrators and the right to apply to the High Court under Section 2 of the Arbitration Act 1979 for the determination of any question of law arising in the course of any arbitration proceedings hereunder. Each of the parties shall appoint one arbitrator and the two so nominated shall in turn choose a third arbitrator. If the arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of fourteen (14) days after their nomination, then the third arbitrator shall be appointed by the Court of the LCIA.

         (c) The arbitration shall be conducted in the English language. The relevant documents in other languages shall be translated into English if the arbitrators so direct. In arriving at their award, the arbitrators shall give effect insofar as possible to the desire of the parties that the dispute or controversy be resolved in accordance with good commercial practice and principles of fairness and equity, and shall make every effort to find a solution to the dispute in the provisions of this Agreement and shall give full effect to all parts hereof. However, if a solution cannot be found in the provisions of this Agreement, the arbitrators shall apply the law of Denmark.

         (d) The parties agree that after either has filed a Request for Arbitration, they shall, upon request, make discovery and disclosure of all written materials relevant to the subject of the dispute. The arbitrators shall make the final determination as to any discovery disputes between the parties. Examination of witnesses at the hearings by the parties, their legal counsel and by the arbitrators shall be permitted. A written transcript of the hearing may be ordered by either of the parties at its own expense.

         (e) The award of a majority of the arbitrators shall be final and binding upon the parties, and shall be the exclusive remedy of the parties for all claims, counterclaims, issues or accountings presented or pled to the arbitrators. The award shall be granted and paid in U.S. Dollars exclusive of any tax, deduction or offset and shall include interest from the date of breach or other violations of this Agreement until the award is fully paid, computed at the prime commercial lending rate announced from time to time by Citibank, N.A., adjusted daily. The arbitrators shall have the authority to order that all or a part of the legal or other costs, fees and expenses of a party, including fees paid to the LCIA and the arbitrators and the reasonable attorneys' fees, be paid by another party. Judgment upon the award may be entered in any court having jurisdiction. An application may be made to any such court for a judicial acceptance of the award and an order for enforcement.

         (f) Nothing in this section shall be construed to preclude any party from seeking provisional remedies at any stage of the negotiation, conciliation or arbitration proceedings, including but not limited to temporary restraining orders or preliminary injunctions from any court of competent jurisdiction which such party in good faith deems reasonably necessary for the protection of its rights. Such preliminary relief shall not be sought as a means of avoiding conciliation or arbitration.

         SECTION 9.10.  COUNTERPARTS.

         This Agreement may be executed and delivered in counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 9.11.  PERSONAL LIABILITY OF OFFICERS.

         Each officer executing this Agreement or agreements, certificates or other document in connection with this Agreement or the Closing, shall do so in their representative capacity only, and shall have no personal liability on account thereof.

         SECTION 9.12.  COMPANY INTERIM FINANCING.

         Seller shall procure that the Company has available to it adequate credit facilities to continue operating in the ordinary course until Closing.

         SECTION 9.13   TAX TIMING

         If an examination of the income tax returns of the Company or any subsidiary for periods ending on or before December 31, 1993 results in an increase in such company's tax liability for such period and a corresponding decrease in such company's income tax liability for a period ending after December 31, 1993, the Company shall pay over to Seller as an addition to the purchase price of the shares an amount equal to the income tax benefit, net of interest or penalties, realized by the Company in any period ending after December 31, 1993.

         IN WITNESS WHEREOF, Acquiror, Seller and the Company have caused this Agreement to be executed and delivered in their respective names and on their behalf, as of the date first written above.


                                  NKT HOLDING A/S

                                  By: /s/ Gerhard Albrechtsen
                                      Gerhard Albrechtsen, Chief Executive
                                      Officer and President



                                  By: /s/ Knud Rasmussen
                                      Knud Rasmussen, Executive Director



                                  NKT ELEKTRONIK A/S



                                  By: /s/ Poul Friis
                                      Poul Friis, Chief Executive
                                      Officer and President


                                  DSC COMMUNICATIONS CORPORATION



                                  By: /s/ Peter C. Waal
                                      Peter C. Waal, Vice President

                                                                       EXHIBIT A

                                ESCROW AGREEMENT


         This Escrow Agreement (this "Agreement") is entered into as of October ___, 1994, by and among DSC Communications Corporation, a Delaware corporation ("DSC"), NKT Holding A/S, a corporation organized and existing under the laws of the Kingdom of Denmark ("Seller"), and Den Danske Bank (the "Escrow Agent").

                                    RECITALS

         A. DSC, DSC Sub, a Delaware corporation and a wholly-owned subsidiary of DSC ("Sub"), NKT Elektronik A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company"), and Seller have entered into that certain Stock Purchase Agreement dated October ____, 1994 (the "Purchase Agreement"), a copy of which has been delivered to the Escrow Agent, pursuant to which, among other things, (a) DSC Sub shall acquire all of the outstanding capital stock of the Company from Seller in exchange for US$145,000,000.00 less the amount of any adjustment provided in Section 1.04 of the Purchase Agreement (the "Purchase Price"), (b) Seller has made certain agreements, covenants, representations, and warranties to DSC and Sub, and (c) Seller, has agreed to indemnify, defend, and hold harmless DSC and Sub, their respective affiliates and the directors, officers and employees (collectively, the "Indemnified Parties") from and against certain "Indenmified Costs" as specified in the Purchase Agreement.

         B. Pursuant to the terms of the Purchase Agreement, the parties hereto have agreed to enter into this Agreement.

         C. DSC and Seller desire to appoint the Escrow Agent to act as such pursuant to the terms and conditions set forth herein and the Escrow Agent desires to accept such appointment.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                  ESCROW AGENT
                                   ARTICLE I

         1.1 Appointment. The Escrow Agent is hereby appointed depositary and escrow agent for the Indemnified Parties and Seller with respect to the Escrow Fund (as hereinafter defined).

         1.2 The Escrow Fund. Seller hereby directs DSC to deposit with the

Escrow Agent on the Closing Date (as defined in the Purchase Agreement), the amount equal to seven percent (7%) of the Purchase Price (the "Escrow Amount"). Any interest paid on the investments contemplated by Section 5.1 hereof are hereinafter referred to as the "Earned Proceeds." Seller hereby directs that the Escrow Amount and the Earned Proceeds be held and disposed of by the Escrow Agent as herein provided. The Escrow Amount and the Earned Proceeds shall constitute the Escrow Fund hereunder (the "Escrow Fund"), which shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of this Agreement.

         1.3 Binding Obligations. Except for this Agreement, the Escrow Agent is not a party to, nor is it bound by nor need it give any consideration to the terms or provisions of, any agreement among the Indemnified Parties and Seller. The only duties and responsibilities of the Escrow Agent hereunder shall be to hold the Escrow Fund as Escrow Agent according to the terms and provisions of this Agreement and to dispose of and deliver the Escrow Fund as provided in this Agreement.

         1.4 Acts of Escrow Agent. The Escrow Agent may in good faith act or refrain from acting hereunder with respect to any matter referred to herein in full reliance upon and by and with the advice of counsel selected by the Escrow Agent and shall be fully protected in so acting or in refraining from so acting upon the advice of such counsel. The Escrow Agent may rely upon any documents that may be submitted to it in connection with its duties hereunder and that it reasonably believes to be genuine and to have been signed or presented by the proper party or parties. DSC and Seller jointly and severally agree to indemnify the Escrow Agent against any expenses (including reasonable attorneys' fees) or liabilities incurred by the Escrow Agent as a result of acts taken or omitted in good faith by the Escrow Agent pursuant to the terms and conditions hereof.

         1.5 Disputes. In the event a dispute arises from conflicting demands by the Indemnitees and Seller being made upon the Escrow Fund or any property held by the Escrow Agent hereunder, the Escrow Agent shall have, in addition to all other remedies which it may have at law or in equity, the right to refuse to comply with any such demand without liability for such refusal, until the matter in dispute has been settled by agreement of the parties or settled or resolved in the manner described in Section 4.3 hereof and it has received evidence thereof satisfactory to it. In the event a dispute among the parties hereto cannot be resolved by agreement among them, the Escrow Agent may institute a proceeding or an interpleader action with respect to the amount of the Escrow Fund in dispute.

         1.6 Litigation. The Escrow Agent shall not be required to institute legal proceedings of any kind. In the event proceedings are instituted by the Indemnified Parties against Seller or by Seller against the Indemnitees that
(a) require additional duties of the Escrow Agent, (b) require court or other appearances by or on behalf of the Escrow Agent, or (c) require the Escrow Agent to incur expenses or make disbursements in the resolution of contested claims against the Escrow Fund, then the Escrow Agent shall be entitled to reimbursement for any reasonable expenses or disbursements, and such reimbursements shall include but not be limited to the reasonable cost of legal services if the Escrow Agent deems it necessary to retain an attorney. The party to this Agreement who is not successful after final resolution of such dispute shall reimburse the Escrow Agent for the expenses and disbursements described in this Section 1.6, or those incurred by the Escrow Agent in connection with any interpleader action described in Section 1.5 hereof, or those fees, expenses, or liabilities for which the Escrow Agent is entitled to indemnification under Section 1.4 above which arise solely as a result of such dispute.

         1.7 Fees. The fees of the Escrow Agent shall be comprised of (a) a one-time acceptance fee of $____________ and (b) an annual fee of $_________ for each full year during which the Escrow Agent holds the Escrow Fund or any part thereof hereunder. Such fees shall be paid by DSC; provided, however, that any fees charged by the Escrow Agent as transaction fees with respect to investment of the cash in the Escrow Fund at the direction of the Seller as provided in Section 5.1(b) hereof shall be paid by Seller. Notwithstanding the foregoing (but subject to the proviso in the immediately preceding sentence), DSC and Seller shall be jointly and severally liable to the Escrow Agent for any fees or expenses of the Escrow Agent (including, without limitation, reasonable attorneys' fees and court costs) required to be paid, reimbursed, or indemnified hereunder that either the Indemnified Parties or Seller are required to, but do not, pay.

                                   ARTICLE II
                           DELIVERY OF ESCROW AMOUNT

         The Escrow Agent hereby acknowledges that it will receive the Escrow Amount and Earned Proceeds from DSC and that it will provide to Seller written notification of receipt of the Escrow Amount and Earned Proceeds on the date of receipt. The Escrow Agent further acknowledges its acceptance of the authorization herein conferred and agrees to carry out and perform its duties contained herein pursuant to the provisions of this Agreement.

                                  ARTICLE III
                             RELEASE OF ESCROW FUND

         3.1 Release of Escrow Amount. On the first anniversary of the Closing Date (the "Release Date"), Seller shall be entitled to receive from the Escrow Fund the amount equal to the Escrow Fund then held in escrow less the aggregate amount of all Pending Claim Amounts (as defined herein).

         3.2 Procedure for Release. On or after the day that is 16 business days prior to the Release Date, the Seller shall submit to DSC and the Escrow Agent a proposed letter of instruction (the "Release Instruction") addressed to the Escrow Agent. The Release Instruction shall set forth the amount of the Escrow Fund then held in escrow that Seller believes that Seller is entitled to receive under Section 3.1 hereof, together with the calculations by which such amounts were determined. If DSC executes the Release Instruction, or fails to object to the calculations or amounts contained in the Release Instruction as provided in Section 3.3 hereof, by written notice to Seller and the Escrow Agent actually received on or before the 15th business day following delivery to DSC of the Release Instruction, the amounts stated in the Release Instruction shall promptly be delivered and released by the Escrow Agent to Seller on the date that is the later of (a) the Release Date, or (b) the earlier of (i) the date on which DSC executes the Release Instruction or
(ii) the date that is 16 business days following delivery to DSC of the Release Instruction.

         3.3 Objection. If DSC believes the calculations or amounts contained in the Release Instruction are incorrect, it may object to the Release Instruction by delivering written notice to Seller and the Escrow Agent by written notice to Seller and the Escrow Agent actually received on or before the 15th business day following the date on which the Release Instruction is delivered to DSC, which notice shall set forth the amount of the Escrow Fund, if any, to which DSC believes Seller is entitled, which amount shall thereupon be promptly delivered and released by the Escrow Agent to Seller. In the event DSC makes an objection to the Release Instruction as provided herein, the difference between the amount of the Escrow Fund to which Seller believes that Seller is entitled and the amount of the Escrow Fund to which DSC believes Seller is entitled shall continue to be held in escrow until such dispute is resolved by a written agreement among them or pursuant to Article IV hereof, and in either such case, the amount provided in such written agreement or decision from a proceeding to be paid to Seller shall be promptly paid to Seller by the Escrow Agent following submission of such agreement or decision from a proceeding to the Escrow Agent.

         3.4 Access to Information. The Escrow Agent shall, upon request by the Indemnified Parties or Seller, make available to the requesting party access to any books and records or other information in its possession concerning the Escrow Fund.

         3.5 Form of Release. The release of the Escrow Fund as provided in the foregoing sections of this Article III shall be made by delivery of such amounts to Seller. From and after such delivery, the Escrow Agent shall be discharged from any further liability or responsibility for such amounts.

                                   ARTICLE IV
                           CLAIMS AGAINST ESCROW FUND

         4.1 Claim Procedures. Any claim by the Indemnified Parties for Indemnified costs ("Claim") shall be subject to the procedural requirements set forth in Article VI of the Purchase Agreement. On or prior to the Release Date, DSC shall concurrently deliver to the Escrow Agent a copy of any notice to Seller regarding any Claim (a "Claim Notice") provided, however, that the failure of DSC to so promptly notify the Escrow Agent shall not prevent any Indemnified Party from being indemnified or reimbursed for any Indemnified Costs arising out of any such Claim except to the extent that the failure to so promptly notify materially damages Seller. Each Claim Notice shall describe in reasonable detail the basis of the Claim and shall indicate the estimated amount of the Indemnified Costs that have been or which may be suffered by DSC or any other Indemnified Party, which estimate may be revised from time to time (a "Pending Claim Amount"). The Escrow Agent shall disregard any Claim Notice not actually received on or prior to the Release Date.

         4.2     Determination of Claims.

         The "Determination" of a Claim shall be made as follows:

                 (a) Seller shall have a period of 10 days from the receipt of any Claim Notice to dispute in whole or in part any Claim made in the aforesaid Claim Notice in accordance with the Purchase Agreement by delivering to DSC and the Escrow Agent within such 10 day period a written notice (the "Dispute Notice") describing in reasonable detail the basis for the objection.

                 (b)      (i)     If the Claim Notice does not involve a third
                                  party action (as defined in the Purchase
                                  Agreement) then:

                                  (A)      if Seller does not dispute in whole
                                           or in part any Claim within the time
                                           herein provided, such Claim or the
                                           portion thereof which is not
                                           disputed shall
                                           be deemed to have resulted in a
                                           Determination in favor of the
                                           applicable Indemnified Party and
                                           Seller will be entitled to be paid
                                           an amount out of the Escrow Fund
                                           equal to the amount of such Claim as
                                           estimated by such Indemnified Party
                                           in the Claim Notice as such Claim
                                           Notice may be revised from time to
                                           time in accordance herewith or the
                                           portion thereof which is not
                                           disputed and the earnings thereon
                                           from the date such Claim Notice was
                                           delivered to Seller; and

                                  (B)      if Seller does dispute any Claim,
                                           within the time period herein
                                           provided, such Claim or portion
                                           thereof which is disputed shall be
                                           resolved in accordance with the
                                           Purchase Agreement, which resolution
                                           shall constitute a Determination.

                          (ii) If the Claim Notice involves a third party action, then:

                                  (A) if Seller does not dispute any third party action within the time herein provided, such third party action shall be deemed to have resulted in a Determination in favor of the applicable Indemnified Party, and the applicable Indemnified Party will be entitled to be paid and/or direct that the third party asserting such third party action be paid, an amount out of the Escrow Fund equal to the amount of Indemnified Costs actually incurred by the Indemnified Party in connection with such third party action and the earnings thereon from the date the applicable Claim Notice was delivered to Seller; and

                                  (B)      if Seller does dispute the third
                                           party action within the time herein
                                           provided, such dispute shall be
                                           limited to the issue of whether such
                                           third party action is indemnifiable
                                           under Article VI of the Purchase
                                           Agreement, and shall be resolved in
                                           accordance with the provisions
                                           thereof.  If such resolution is that
                                           the third party action is not
                                           indemnifiable, such resolution shall
                                           constitute a Determination.  If such
                                           resolution is that the third party
                                           action is indemnifiable, the
                                           Determination shall be derived from
                                           the outcome of such third
                                           party action.

                 (c) From time to time after a Determination of a Claim pursuant to Section 4.2(b), DSC may deliver to the Escrow Agent and Seller a certificate of an officer of DSC to the effect that (i) there has been a previous Determination with respect to such Claim, and (ii) as a result of such Determination the applicable Indemnified Party and/or third party is entitled to be paid a specified amount. Such certificate shall attach a copy of the invoice or other documentation supporting the amount of Indemnified Costs to be paid. On the third business day after receipt of the notice from DSC, the Escrow Agent shall deliver to DSC, such other Indemnified Party and/or any person designated by DSC, an amount of Indemnified Costs, if any, relating to such Claim payable to DSC or such other Indemnified Party pursuant to such notice or certificate plus an amount equal to the earnings thereon accrued from and after the date of the delivery of the Notice of Claim with respect to such Claim.

         4.3     Claims Pending on Release Date.

                 If there are pending Claims as of the Release Date, the Escrow Agent shall continue to hold in escrow amounts equal to the aggregate of all Pending Claim Amounts and interest thereon until the earlier of (a) the Escrow Agent has actually received a written notice from DSC that there exist no further Indemnified Costs in respect of such Claims or (b) Seller provides to DSC and the Escrow Agent a notice containing evidence that it is satisfactory to the Escrow Agent in its sole discretion that the Claim has been resolved (and describing the resolution) or the payment of all obligations of Seller for Indemnified Amounts with respect to any resolved claim.

DSC covenants and agrees to provide prompt notice to the Escrow Agent once it has a reasonable basis to believe there exist no further Indemnified Costs in respect of a Claim.

                                   ARTICLE V
                         INVESTMENT AND VOTING MATTERS

         5.1     Investments.

                 (a) Interest of any kind on or with respect to the assets comprising the Escrow Fund shall be payable to the Escrow Agent, to be held in escrow pursuant to this Agreement.

                 (b) At the direction of Seller pursuant to this Section 5.1(b), the Escrow Agent may invest cash within the Escrow Fund in one or more of the following: (i) certificates of deposit issued by United States commercial banks (other than the Escrow Agent and its affiliated banks) having capital and surplus in excess of $1,000,000,000 and having (or its parent having) one of the three highest debt ratings by any of Standard & Poor's Corporation or Moody's Investors Service; (ii) not in excess of $100,000 of certificates of deposit issued by the Escrow Agent and its affiliated banks to the extent that the certificates of deposit are guaranteed by the Federal Deposit Insurance Corporation; (iii) obligations of the United States Government or any agency thereof; and (iv) obligations guaranteed by the United States Government. The Escrow Agent shall not be liable to the Indemnitees or Seller for any claims related to the investments or management of the Escrow Fund, provided that the Escrow Agent complies with the directions received from Seller and the other provisions of this Agreement. Seller hereby initially instructs the Escrow Agent to invest all such cash in investments described in clause (iv) above.


                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon actual receipt, if delivered personally or by courier, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

                 (a)      If to DSC or DSC Sub:

                          DSC Communications Corporation
                          1000 Coit Road
                          Plano, TX  75075-5813
                          Attention:  Pete Waal

                          With a copy (which shall not constitute notice) to:

                          Baker & McKenzie
                          2001 Ross Avenue
                          Suite 4500
                          Dallas, TX 75201
                          Telecopier No.: 214/978-3099
                          Attention: John Kendrick, Esq.

                          Mogens Gaarden
                          Pontoppidan, Philip & Partners
                          Vognmagergade 7
                          DK-1120
                          Copenhagen, Denmark
                          Telecopier:      45 33 13 56 43

                 (b)      If to the Seller:

                          NKT Holding A/S
                          NKT Alle 1.
                          DK-2605 Brondby
                          Denmark
                          Telecopier No.:  45 43 96 18 20
                          Attention:  President and Chief Executive Officer

                          With copies to (which shall not constitute notice) to:

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Norre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier: 45 33 15 25 55

                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.:  (804) 628-5566
                          Attention:  Keith C. Cuthrell, Jr.

                 (c)      If to the Company:

                          NKT Elektronik  A/S
                          NKT Alle 85
                          Dk-2605 Brondby
                          Denmark
                          Telecopier No.:  45 43 63 13 20
                          Attention:  President and Chief Executive Officer


                          With copies to, if such notice is prior to the Closing (which shall not constitute notice) to:

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Norre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier 45 33 15 25 55

                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.:  (804) 628-5566
                          Attention:  Keith C. Cuthrell, Jr.


                 (d)      If to the Escrow Agent:

                          _________________________________
                          _________________________________
                          _________________________________
                          _________________________________


or to such other address as any party may have furnished in writing the other parties in the manner provided above.

         6.2 Parties Bound. The provisions of this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors, and other legal Sellers. In no event may Seller assign any of its rights, privileges, duties, or obligations hereunder. Any assignment in violation of the foregoing shall be null and void.

         6.3 Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed collectively one agreement, but, in making proof hereof, it shall never be necessary to exhibit more than one such counterpart.

         6.4 Resignation and Termination. The Escrow Agent may resign as such by delivering written notice to such effect at least 30 days prior to the effective date of such resignation to Seller and DSC. Seller and DSC, acting jointly, may terminate the Escrow Agent from its position as such by delivering written notice to the Escrow Agent to such effect executed by Seller and DSC at least 30 days prior to the effective date of such termination (unless such termination is as a result of the Escrow Agent's breach of its obligations hereunder, in which case the effective date of such termination shall be any date specified in such notice by Seller and DSC). In the event of such resignation by or termination of the Escrow Agent, a successor Escrow Agent shall be appointed by mutual agreement between Seller and DSC and the Escrow Agent which has been so terminated or has so resigned shall promptly deliver to the successor Escrow Agent the entire Escrow Fund (together with copies of all records pertaining thereto) upon presentation of evidence reasonably satisfactory to it of the appointment and authorization of such successor Escrow Agent by Seller and DSC. From and after the appointment of a successor Escrow Agent pursuant to this
Section 6.4, all references herein to the Escrow Agent shall be deemed to be to such successor Escrow Agent.

         6.5 Entire Agreement; Modifications. This Agreement and the Purchase Agreement constitute the final, exclusive, and complete understanding of the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings, and discussions with respect thereto. This Agreement may be amended with the written agreement of the Escrow Agent, DSC, and Seller.

         6.6 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

         6.7 Governing Law. This Agreement shall be governed by and enforceable under, and construed in accordance with, the Laws of Denmark, regardless of the Laws that might otherwise govern under applicable principles of conflicts of law.

         6.8 Third Party Beneficiaries. Other than the Indemnified Parties, no individual, firm, corporation, partnership, or other entity shall be a third-party beneficiary of this Agreement.

         6.9 Remedies Cumulative. The remedies of the parties under this Agreement are cumulative and will not exclude any other remedies to which any party may be lawfully entitled.

         6.10 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         6.11 Waiver. The waiver by Seller of a breach of this Agreement by the Escrow Agent shall not constitute a waiver of any right or remedy Seller may have with respect to DSC or DSC Sub under the Purchase Agreement, or hereunder. The waiver by DSC of a breach of this Agreement by the Escrow Agent shall not constitute a waiver of any right or remedy it may have with respect to Seller under the Purchase Agreement, or hereunder. No delay or failure on the part of any party hereto in exercising any right, power, or privilege under this Agreement or under any other agreement or instrument given or entered into in connection with or pursuant to this Agreement shall impair any such right, power, or privilege or be construed as a waiver of any event of default hereunder or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.


                                           DSC COMMUNICATIONS CORPORATION



                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________



                                           NKT HOLDING A/S



                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                           NKT ELEKTRONIK A/S



                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                                                       EXHIBIT B

                       (COUNSEL FOR ACQUIROR LETTERHEAD)





______________, 1994


NKT Holding A/S
NKT Alle 1
DK-2605 Brondby
Denmark

         We have acted as counsel to DSC Communications Corporation, a Delaware corporation ("Parent"), and (DSC Sub), a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), in connection with the execution and delivery of a Stock Purchase Agreement (the "Agreement"), dated as of October __, 1994, by and among Parent, Sub, NKT Holding A/S, a corporation organized and existing under the laws of the Kingdom of Denmark ("Seller"), and NKT Elektronik A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company"), whereby Sub shall acquire all of the outstanding capital stock of the Company from Seller in exchange for US$145,000,000.00 less the amount of any adjustment provided in Section 1.04 of the Agreement. This opinion is being furnished to you pursuant to Section 7.03(d) of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         We have examined and are familiar with originals or copies, certified or otherwise authenticated to our satisfaction, of such documents and records of Parent and Sub, and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including, without limitation, (i) the Agreement, (ii) the Certificate of Incorporation and Bylaws of Parent, and (iii) the Certificate of Incorporation and Bylaws of Sub.

         As to certain factual matters material to our opinions herein, we have assumed the accuracy of the representations of Parent and Sub in Section 3.04
(a) (ii) of the Agreement and of one or more officers of Parent or Sub. In addition, we have assumed that all signatures on all documents presented to us are genuine, that all documents submitted not new to us as originals are accurate and complete, that all documents submitted to us as copies are true and complete copies of the originals thereof, that all information submitted to us not new was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. We have also assumed the due authorization, execution and delivery by Seller and the Company of the Agreement and that the Agreement constitutes legal, valid and binding obligations of Seller and the Company enforceable against Seller and the Company in accordance with their terms.

         Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties as now owned, leased and operated and to carry on its business as is now being conducted.

         2. Each of Parent and Sub has all requisite corporate power and authority to enter into the Agreement and to carry out its respective obligations thereunder. The execution and delivery by Parent and Sub of the Agreement and their consummation of the transactions described therein have been duly authorized by all necessary corporate action on the part of Parent and Sub, and the Agreement has been duly executed and delivered by each of Parent and Sub and constitute legal, valid and binding obligations of Parent and Sub enforceable against each in accordance with their terms; provided, however, (i) that the availability in Danish courts of equitable remedies such as injunction and specific performance is restricted under Danish law; (ii) nothing in this opinion shall constiture an opinion that the provisions of the Agreement would be specifically enforceable, and the enforcement of any agreement or instrument may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or other laws of general application regarding or affecting the rights of creditors, (iii) enforcement thereof is subject to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or equity.

In rendering certain of the opinions in this Section 2, we have relied on the opinion letter of the law firm of Pontoppidan, Philip & Partners that is attached hereto as Exhibit A.

         3. Neither the execution and delivery of the Agreement by Parent and Sub nor the consummation by them of the transactions described therein (i) violates the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Sub, (ii) violates or results in a breach of, or constitutes a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or results in the creation of any lien upon any of the properties of Parent or Sub under, any promissory note, bond, mortgage, indenture, or other material agreement known to this firm to which Parent or Sub is a party or by which any of their respective properties may be bound, (iii) violates any court or governmental order, writ, injunction or decree known to this firm to be applicable to Parent or Sub or any of their properties, or (iv) violates the Delaware law or any statute or regulation of the State of Texas or the United States of America.

         The preceding opinions are subject to the following qualifications and limitations:

         A. In connection with statements herein qualified by "to our knowledge," our examination has been limited to discussions with the officers and other representatives of Parent and Sub and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Parent and Sub to us or to you.

         B. This opinion letter is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and the laws of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of Texas or the State of Delaware.

         C. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

         D. The opinions and statements expressed herein are rendered as of the time immediately preceding the Closing, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or law which might affect any of those opinions or statements.

         E. This opinion letter is solely for your benefit in connection with the transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.

                                                            Very truly yours,

                                                                       EXHIBIT C


                        (COUNSEL FOR SELLER LETTERHEAD)





______________, 1994



DSC Communications Corporation
1000 Coit Road
Plano, Texas  75075-5813

         We have acted as counsel to NKT Holding A/S, a corporation organized and existing under the laws of the Kingdom of Denmark ("Seller"), and NKT Elektronik A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company"), in connection with the execution and delivery of a Stock Purchase Agreement (the "Agreement"), dated as of October __, 1994, by and among Seller, the Company, DSC Communications Corporation, a Delaware corporation ("DSC") and whereby DSC shall acquire all of the outstanding capital stock of the Company from Seller in exchange for US$145,000,000.00 less the amount of any adjustment provided in Section 1.04 of the Agreement. This opinion is being furnished to you pursuant to Section 7.02(d) of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

         We have examined and are familiar with originals or copies of such documents and records of Seller and the Company and its subsidiaries listed on Exhibit A hereto (Netman A/S, NKT Dedicom A/S and NE TMN A/S) (hereinafter referrred to as the Subsidiaries), and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including without limitation, (i) the Agreement, (ii) the Articles of Association ("vedtaegter") and a transscript of the registration within the Danish Commerce and Companies Agency ("sammenskrevet resume") of Seller, and (iii) the Articles of Association ("vedtaegter") and a transscript of the registration within the Danish Commerce and Companies Agency ("sammenskrevet resume")





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
of the Company.

         As to certain factual matters material to our opinions herein, we have assumed the accuracy of the representations of Seller and the Company in the Agreement and of one or more officers of Seller, the Company or the Subsidiaries. In addition, we have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. We have also assumed the due authorization, execution and delivery of the Agreement by DSC and that the Agreement constitutes legal, valid and binding obligations of DSC enforceable against each in accordance with its terms.

         Based upon the foregoing and subject to the limitations set forth below, we are of the opinion that:

         1. Seller, the Company and each of the Subsidiaries is a corporation duly organized and validly existing under the laws of the Kingdom of Denmark and has the requisite corporate power and authority to own, lease and operate its properties as we believe they are now owned, leased and operated and to carry on its business as we believe it is now being conducted.

         2. Seller and the Company have all requisite corporate power and authority to enter into the Agreement and to perform their obligations thereunder. The execution and delivery by Seller and the Company of the Agreement and their consummation of the transactions described therein have been duly authorized by all necessary corporate action on the part of Seller and the Company, and the Agreement has been duly executed and delivered by Seller and the Company and constitute legal, valid and binding obligations of Seller and the Company enforceable against each in accordance with their terms, except, however, that (i) the availability in Danish courts of equitable remedies, such as injunction and specific performance, is restricted under Danish law; (ii) nothing in this opinion shall constitute an opinion that the provisions of the Agreement would be specifically enforceable, and the enforcement of any agreement or instrument may be limited by bankruptcy, insolvency, liquidation, re-organization, limitation, or other laws of general application regarding or affecting the rights of creditors; (iii) enforcement thereof is subject to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or equity; (iv) we express no opinion as to the legality, validity, binding nature and enforceability of the obligations of the Company under Section 6.01 of the Agreement.

         3. Neither the execution and delivery of the Agreement by Seller or the Company nor the consummation by them of the transactions described therein violates the Articles of Association of Seller or the Articles of Association of the Company.

         4. To our actual knowledge, except as set forth in Section 2.11 of the Company Disclosure Schedule (as may have been updated), no actions, suits or proceedings are pending or threatened against Seller or the Company seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

         5. The Company has authorized, issued and outstanding 101,100 shares of capital stock, par value DKK 1000 per share ("Common Stock"), and no other classes of capital stock or securities of the Company are authorized. The shares of Common Stock constitute all of the issued and outstanding securities of the Company and are duly authorized, legally and validly issued, fully paid, and nonassessable.

         6. Seller is the registered owner of 101,100 shares of Common Stock of the Company. In the Share Ledger of the Company, there is no entry of any liens, restrictions, security interests, claims, rights of any third party, or encumbrances (other than rights and obligations arising under the Agreement).


         The preceding opinions are subject to the following qualifications and limitations:

         A. In connection with statements herein qualified by "to our actual knowledge," our examination has been limited to discussions with the officers and other representatives of Seller and the Company and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Seller or the Company to us or to you.

         B. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

         C. The opinions and statements expressed herein does not constitute an opinion as to whether or not any of the provisions of the Agreement would be invalid under Danish or EU competition law.

         D. The opinions and statements expressed herein are confined to and

DSC Communications Corporation
_________, 1994
Page 4


given on the basis of Danish law as it exists at the date hereof and assume that the Agreement is governed by Danish law. We have made no investigations of any other laws than the laws of the Kingdom of Denmark as a basis for this opinion and do not express or imply any opinion thereon.

         E. The opinions and statements expressed herein are rendered as of the time immediately preceding the Closing, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or law which might affect any of those opinions or statements.

         F. This opinion letter is solely for your benefit in connection with the transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.



                                                            Very truly yours,

                                   EXHIBIT D
                                (NOT APPLICABLE)

                                                                       EXHIBIT E

                            NONCOMPETITION AGREEMENT


         This Noncompetition Agreement is entered into as of __________, 1994, by and between DSC Communications Corporation, a Delaware corporation ("Acquiror"), and NKT Holding A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Seller").

                                    RECITALS


         A. NKT Elektronik A/S, a corporation organized and existing under the laws of the Kingdom of Denmark (the "Company"), is engaged in the business of sale, marketing, development, design, manufacture, and service of fiber optical telecommunications transmission equipment and the design, installation and system integration of submarine cable ("the Business");

         B. Seller has agreed to sell, transfer, and convey, and concurrently herewith is selling, transferring, and conveying, to (DSC SUB), a Delaware corporation ("Acquiror Sub"), all of the outstanding capital stock of the Company , pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement") dated as of October __, 1994, by and among Acquiror, Acquiror Sub, Seller and the Company;

         C. Seller possesses valuable knowledge about the Business and operations of the Company; and

         D. Acquiror has requested that Seller enter into this Agreement as an inducement to Acquiror to enter into and consummate the transactions contemplated by the Purchase Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises herein contained, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Agreement Not to Compete. In order to protect the goodwill and business interests of the Company, Seller shall not, during the five (5) year period beginning on the date hereof (the "Term of Noncompetition"), directly or indirectly own, engage in, manage, operate, join, or control, or participate in the management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, or otherwise with any business or organization which in any way competes with the Company in the Business; provided, however, that (a) nothing herein shall prohibit Seller from owning or participating in the ownership of or being connected as a stockholder, partner, joint venturer or with any other type of ownership of an equity interest in any entity constituting five per cent (5%) or less of all outstanding ownership interests in such entity, and (b) nothing herein shall restrict Seller in the conduct of any business that is included within the Business but that ceases to be actively conducted by the Company or its subsidiaries during the Term of Noncompetition.

         2.               Confidential Information.

         (a) Seller acknowledges that except as provided below, the confidential information, observations, and data obtained or possessed by them concerning the Business of the Company will be the property of the Company and not Seller following the Closing. Therefore, Seller agrees that it will not disclose to any person or use for its own account any of such information, observations, or data unless and to the extent that such information, observations, or data become generally known to and available for use by the public otherwise than as a result of Seller's act or omission to act. Seller agrees to deliver to the Company, at any time the Company may request in writing, all memoranda, notes, plans, records, reports, and other documents (and copies thereof) relating to the Business which it may then possess or have under its control.

         (b) Notwithstanding the foregoing, the parties acknowledge and agree that Seller shall be entitled to disclose, use and retain copies of the information described in subparagraph (a) above in connection with: (i) the conduct of the Excluded Business and the businesses related to the Excluded Assets, (ii) obligations of Seller under certain contracts and agreements relating both to the business of Seller and the Business, (iii) claims against Seller under the Escrow Agreement, (iv) claims by or against the Seller under
Article VI of the Purchase Agreement, and (v) requirements of legal process, law, regulation or policy of any governmental authority or order of a court of competent jurisdiction.

         3. Amendments. This Agreement may be amended or modified from time to time, but only by a written instrument executed by all of the parties hereto.

         4. Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed given when personally delivered or when sent by registered or certified mail, return receipt requested, addressed to the other party at its, his or her address set forth below, or at such other address as it or he may specify in writing:

(a)      If to DSC or DSC Sub:

                          DSC Communications Corporation

                          1000 Coit Road
                          Plano, TX  75075-5813
                          Attention:  Pete Waal

                          With a copy (which shall not constitute notice) to:

                          Baker & McKenzie
                          2001 Ross Avenue
                          Suite 4500
                          Dallas, TX 75201
                          Telecopier No.: 214/978-3099
                          Attention:       John Kendrick, Esq.

                          Mogens Gaarden
                          Pontoppidan, Philip & Partners
                          Vognmagergade 7
                          DK-1120
                          Copenhagen, Denmark
                          Telecopier:      45 33 13 56 43

                 (b)      If to Seller:

                          NKT Holding A/S
                          NKT Alle 1.
                          DK-2605 Bronby
                          Denmark
                          Telecopier No.:  45 43 96 18 20
                          Attention:

                          With a copy (which shall not constitute notice) to:

                          Jan Schans Christensen
                          Bech-Bruun & Trolle
                          Norre Farimagsgade 3
                          1364 Copenhagen
                          Denmark
                          Telecopier: 45 33 15 25 55

                          Willcox & Savage, P.C.
                          1800 NationsBank Center
                          One Commercial Place
                          Norfolk Virginia 23510
                          Telecopier No.:  (804) 628-5566
                          Attention:  Keith C. Cuthrell, Jr.



         5. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements, discussions, understandings or undertakings, both written or oral, with respect to the subject matter hereof.

         6. Assignment; Parties Bound. The Company may assign its rights and obligations hereunder to any party succeeding to substantially all of the business and assets of the Business. Seller may not assign any of their obligations hereunder. Any assignment in violation of the foregoing shall be null and void. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         7. Governing Law. This Agreement shall be governed by and be enforceable under the laws of the Kingdom of Denmark, (regardless of the laws that might otherwise govern under applicable principles of conflicts of law).

         8. Non-waiver of Breach. A waiver by any party hereto of a particular breach or default in connection with any provision of this Agreement shall not be deemed a waiver of any subsequent default or breach of the same or any other provision of this Agreement.

         9. Invalid Provision. If any provision of this Agreement (including, without limitation, any provision relating to the activities covered by the time period of, or geographic scope of the noncompetition covenants in Section 1 hereof) is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable, and the parties hereto hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise enforceable covenant in accordance with the preceding covenant.

         10. Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

         11. Attorneys' Fees. If any party hereto brings any action, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

         12. Enforcement of Covenants. Seller agrees that a violation on its part of any covenant contained herein shall cause irreparable damage to the Company and, consequently, Seller further agrees that the Company shall be entitled, as a matter of right, to an injunction out of any court of competent jurisdiction restraining any further violation of such covenant by Seller.
Such right to an injunction shall be cumulative and in addition to all other remedies the Company may have at law or in equity, including, but not limited to, recovery of damages or the right to bring an action for specific performance of any covenant contained herein.

         13. Defined Terms. All capitalized terms in this Agreement and not otherwise defined herein shall have the meaning given them in the Purchase Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                           DSC COMMUNICATIONS CORPORATION

                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________



                                           NKT HOLDING A/S



                                           By:__________________________________
                                              Name:_____________________________
                                              Title:____________________________